Exhibit 10.4

EXECUTION VERSION

SMART ABS SERIES 2014-1US TRUST

FIXED RATE SWAP AGREEMENT

PERPETUAL TRUSTEE COMPANY LIMITED

ABN 42 000 001 007

MACQUARIE SECURITIES MANAGEMENT PTY LIMITED

ABN 26 003 435 443

MACQUARIE BANK LIMITED

ABN 46 008 583 542

(Multicurrency — Cross Border)

MASTER AGREEMENT

dated as of

.........4 March 2014...............

Macquarie Bank Limited ABN 46 008 583 542 (“MBL” and hereinafter included in the expression “Party A”)	Perpetual Trustee Company Limited ABN 42 000 001 007 in its capacity as trustee of the SMART ABS Series 2014-1US Trust (“Party B”)
Macquarie Securities Management Pty Limited ABN 26 003 435 443 (the “Manager”)

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: —

1.	Interpretation

(a)      Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b)      Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c)      Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.	Obligations

(a)      General Conditions.

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

Copyright © 1992 by International Swap Dealers Association, Inc.

(b)      Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)      Netting. If on any date amounts would otherwise be payable:—

(i)     in the same currency; and

(ii)    in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)	Deduction or Withholding for Tax.

(i)    Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—

(1)    promptly notify the other party (“Y”) of such requirement;

(2)    pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3)    promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4)    if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

(A)    the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B)    the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

2	ISDA® 1992

(ii)    Liability. If: —

(1)    X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2)    X does not so deduct or withhold; and

(3)    a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e)      Default Interest, Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.	Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—

(a)	Basic Representations.

(i)    Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii)    Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii)    No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)    Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v)    Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

3	ISDA® 1992

(b)      Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c)      Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d)      Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e)      Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f)      Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.	Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

(a)      Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:—

(i)      any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii)     any other documents specified in the Schedule or any Confirmation; and

(iii)    upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b)      Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c)      Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d)      Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e)      Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,

4	ISDA® 1992

organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.	Events of Default and Termination Events

(a)       Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—

(i)    Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii)    Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii)    Credit Support Default.

(1)   Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2)   the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3)   the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv)     Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v)     Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi)     Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however

5	ISDA® 1992

described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party: —

(1)   is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: —

(1)   the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2)   the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b)       Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

6	ISDA® 1992

Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

(i)     Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party): —

(1)   to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2)   to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii)     Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii)     Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv)     Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v)     Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c)       Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

7	ISDA® 1992

6.	Early Termination

(a)       Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)       Right to Terminate Following Termination Event.

(i)     Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii)     Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii)     Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv)     Right to Terminate. If: —

(1)   a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2)   an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then

8	ISDA® 1992

continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)	Effect of Designation.

(i)     If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii)     Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)	Calculations.

(i)     Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii)     Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e)       Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i)     Events of Default. If the Early Termination Date results from an Event of Default: —

(1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2)   First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.

(3)   Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

9	ISDA® 1992

Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4)   Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii)     Termination Events. If the Early Termination Date results from a Termination Event: —

(1)    One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2)    Two Affected Parties. If there are two Affected Parties: —

(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii)     Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv)    Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

10	ISDA® 1992

7.	Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: —

(a)       a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b)       a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.	Contractual Currency

(a)       Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b)      Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c)       Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d)       Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

11	ISDA® 1992

9.	Miscellaneous

(a)       Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b)       Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c)       Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d)       Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)	Counterparts and Confirmations.

(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f)       No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g)       Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.	Offices; Multibranch Parties

(a)       If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b)       Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c)       If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.	Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document

12	ISDA® 1992

to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.	Notices

(a)       Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

(i)     if in writing and delivered in person or by courier, on the date it is delivered;

(ii)     if sent by telex, on the date the recipient’s answerback is received;

(iii)     if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv)     if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v)     if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b)       Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.	Governing Law and Jurisdiction

(a)       Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b)       Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—

(i)     submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii)     waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c)       Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any

13	ISDA® 1992

reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d)       Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.	Definitions

As used in this Agreement:—

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means:—

(a)       in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b)       in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c)       in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)       in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

14	ISDA® 1992

“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have

15	ISDA® 1992

been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of: —

(a)    the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b)    such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meanings specified in the Schedule.

16	ISDA® 1992

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market

17	ISDA® 1992

value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

Macquarie Bank Limited ABN 46 008 583 542		(Signed in Sydney, POA Ref: # 938 dated 22nd November 2012)	Perpetual Trustee Company Limited ABN 42 000 001 007

By:	/s/ Kevin Lee	/s/ Robert McRobbie	By:	/s/ Hagbarth Strom	/s/ Noora Pahkala

Name:	Kevin Lee	Robert McRobbie	Name:	Hagbarth Strom	Noora Pahkala

Title:	Division Director	Division Director Legal Risk Management	Title:	Manager	Manager

Date:			Date:	04/03/14

Macquarie Securities Management Pty Limited ABN 26 003 435 443

By:	/s/ Kevin Lee	/s/ Robert McRobbie

Name:	Kevin Lee	Robert McRobbie

Title:	Division Director	Division Director Legal Risk Management

Date:

(Signed in Sydney POA Ref: # 42

dated 8th July 2013)

18	ISDA® 1992

SCHEDULE

to the

ISDA MASTER AGREEMENT

dated as of 4 March 2014 between

Macquarie Bank Limited

ABN 46 008 583 542 (“MBL” and hereinafter

included in the expression “Party A”)

and

Perpetual Trustee Company Limited

ABN 42 000 001 007

in its capacity as trustee of the SMART ABS Series 2014-1US Trust

(“Party B”)

and

Macquarie Securities Management Pty Limited

ABN 26 003 435 443

(the “Manager”)

Part 1. Termination Provisions

(a)	“Specified Entity” in relation to

(i)	Party A, is not applicable; and

(ii)	Party B, is not applicable.

(b)	“Specified Transaction” means - not applicable.

(c)	(i)	The following provisions of Section 5 will not apply to Party A:
Section 5(a)(v)
	(ii)	The following provisions of Section 5 will not apply to Party B:
		Section 5(a)(ii)	Section 5(a)(vi)	Section 5(b)(ii)
		Section 5(a)(iii)	Section 5(a)(vii)	Section 5(b)(iii)
		Section 5(a)(iv)	Section 5(a)(viii)	Section 5(b)(iv)
Section 5(a)(v)
(d)	The “Automatic Early Termination” provisions of Section 6(a) will not apply.

(e)	“Payments on Early Termination.” For the purpose of Section 6(e) of this Agreement:

(i)	Market Quotation will apply; and

(ii)	the Second Method will apply.

(f)	“Termination Currency” means, unless otherwise specified in the Confirmation in relation to the Transaction, Australian dollars.

(g)

“Additional Termination Event” will apply. An Additional Termination Event will occur if the Master Security Trust Deed is enforced pursuant to clause 9 of the Master Security Trust Deed in relation to a Transaction in relation to the Series Trust. Party A and Party B are each Affected Parties in relation to this Additional Termination Event provided that for the purposes of calculating the amount of a payment under Section 6(e) where an Early Termination Date has resulted from that Additional Termination Event, Party B is the only Affected Party.

Part 2. Tax Representations

(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B each make the following representation in respect of itself:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to any other party under this Agreement. In making this representation, it may rely on:

(i)	the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

(ii)

the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and

(iii)	the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement,

provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B will each make the following representation in respect of itself:

It is an Australian resident and does not derive the payments under this Agreement in part or whole in carrying on business in a country outside Australia at or through a permanent establishment of itself in that country.

Part 3. Agreement to Deliver Documents

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver to each other party the following documents, as applicable:

(a)	Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered

Party A and Party B

Any document or certificate reasonably required or reasonably requested by a Party in connection with its obligations to make a payment under this Agreement which would enable that Party to make the payment free from any deduction or withholding for or on account of Tax or which would reduce the rate at which deduction or withholding for or on account of Tax is applied to that payment.

On the earlier of (a) learning that such document or certificate is required and (b) as soon as reasonably practicable following a request by a party.

(b)	Other documents to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered

The Manager on behalf of Party B

A legal opinion as to the validity and enforceability of that party’s obligations under this Agreement and the Transaction Documents and as to the due incorporation of Party B in form and substance (and issued by legal counsel) reasonably acceptable to Party A.

On, or at any time prior to, the first Closing Date after the execution of this Agreement.

Party A, Party B and the Manager

A copy of a list of authorised signatories for that party and evidence satisfactory in form and substance to the other parties of the authority of the authorised signatories of that party to execute this Agreement and any Confirmation on behalf of that party or, if this Agreement or any Confirmation is to be executed by way of a power of attorney, a copy of that power of attorney.

On the execution of this Agreement, and if requested by the other parties, on the execution of any Confirmation.

Party A	The information relating to Party A required, in the Manager’s reasonable judgment, to be disclosed pursuant to Item 1115(a) of Regulation AB.	Prior to printing the Preliminary Prospectus, and thereafter, in accordance with Part 5.B(13).

The Manager on behalf of Party B

A copy to Party A of each Transaction Document in relation to the Series Trust and (without limiting any obligation Party B may have under the terms of such Transaction Document, as the case may be, to notify Party A of amendments) a copy of any document that amends in any way the terms of that Transaction Document.

Before the Effective Date of the first occurring Transaction and in the case of any amending documents entered into subsequent to that date, promptly after each amending document (if any) has been entered into.

The Manager on behalf of Party B	A copy of the annual audited financial statements for the Series Trust to Party A.	Within 120 days after the close of the financial year for the Series Trust.

The Manager	A copy of all monthly management reports for the Series Trust.	On request from Party A.

Other than the legal opinions referred to in this Part 3(b), all documents delivered under this Part 3(b) are covered by the Section 3(d) representation.

Part 4.  Miscellaneous

(a)	Addresses for Notices. For the purpose of Section 12(a) of this Agreement:—

Address for notices or communications to Party A:

Address:	1 Martin Place, Sydney NSW 2000

Attention:	Manager, Securitisation

Facsimile No:	+612 8232 8344	Telephone No:	+612 8232 3333

Address for notices or communications to Party B:

Address:	Level 12, Angel Place, 123 Pitt Street, Sydney NSW 2000

Attention:	Manager, Transaction Management, Trust and Fund Services

Facsimile No:	+612 8256 1424	Telephone No:	+612 9229 9000

Address for notices or communications to the Manager:

Address:	1 Martin Place, Sydney NSW 2000

Attention:	Manager, Securitisation

Facsimile No:	+612 8232 8344	Telephone No:	+612 8232 3333

(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent - Not Applicable

Party B appoints as its Process Agent - Not Applicable

(c)	Offices. The provisions of Section 10(a) will not apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)

Calculation Agent.  The Calculation Agent is Party A, unless otherwise specified in a Confirmation in relation to the relevant Transaction. If at any time an Event of Default is continuing with respect to Party A, then the Manager or independent third party selected by the Manager will act as Calculation Agent.

(f)	Credit Support Document. Details of any Credit Support Document:

(i)	In relation to Party A: any guarantee provided by an Eligible Replacement in respect of the obligations of Party A under the Transaction pursuant to Part 5.B(2)(a)(i).

(ii)	In relation to Party B: the Master Security Trust Deed and the General Security Deed.

(g)	Credit Support Provider.

(i)	In relation to Party A: Not Applicable.

(ii)	In relation to Party B: Not Applicable.

(h)	Governing Law. This Agreement will be governed by and construed in accordance with the law of New South Wales and Section 13(b)(i) is deleted and replaced by the following:

“(i)	submits to the non-exclusive jurisdiction of the courts of New South Wales and courts of appeal from them.”.

(i)	Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply in respect of all Transactions of the same product type (entered into by Party B as trustee of the Series Trust).

(j)	“Affiliate” will have the meaning specified in Section 14 of this Agreement. For the purposes of Section 3(c), each of Party A and Party B is deemed not to have any Affiliates.

Part 5. Other Provisions.

A.	AMENDMENTS TO SECTIONS OF MASTER AGREEMENT

(1)	Section 2 Obligations: In Section 2:

(a)	(General Conditions): In Section 2(a):

(i)	Add the following sentence to Section 2(a)(i):

“Each payment will be by way of exchange for the corresponding payment or payments payable by the other party.”.

(ii)	Delete and replace the first sentence in Section 2(a)(ii) with the following:

“Unless specified otherwise in this Agreement, payments under this Agreement will be made by 2.00 pm on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds, free of any set-off, counterclaim, deduction or withholding (except as expressly provided in this Agreement) and in the manner customary for payment in the required currency.”.

(iii)	Insert the following new paragraph (iv) immediately after Section 2(a)(iii):

“(iv) The condition precedent in Section 2(a)(iii)(1) does not apply to a payment due to be made to a Party if it has satisfied all its payment obligations under Section 2(a)(i) of this Agreement and has no future payment obligations, whether absolute or contingent under Section 2(a)(i).”.

(b)	(Change of Account): Add the following new sentence to Section 2(b):

“Each new account so designated shall be in the same tax jurisdiction as the original account.”.

(2)	Section 3 Representations: In Section 3:

(a)	(Repetition): After “Section 3(f)” in line 2, insert “, 3(g), 3(h), 3(i), 3(j), 3(k) and 3(l)”.

(b)	(Consents): Section 3(a)(v) is amended by adding immediately after the words “creditors’ rights generally” the following:

“(including in the case of a Party being an ADI (as that term is defined in the Banking Act 1959 (Cth)), section 86 of the Reserve Bank Act, 1959 (Cth) and Section 13A(3) of the Banking Act, 1959 (Cth) or any other analogous provision under any law applicable to a party).”.

(c)	(Extra Representations): Insert the following new paragraphs (g), (h), (i), (j), (k) and (l) immediately after Section 3(f):

“(g)

Relationship Between Parties. Each Party will be deemed to represent to the other parties on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(i)

Non-Reliance. It is acting for its own account (in the case of Party B, as trustee of the Series Trust), and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment (and in the case of Party B, also on the judgment of the Manager) and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of any other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from any other party will be deemed to be an assurance or guarantee as to the expected results of that Transaction;

(ii)

Evaluation and Understanding.  It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction; and

(iii)	Status of Parties. No other party is acting as a fiduciary or an adviser to it in respect of that Transaction.

(h)	Series Trust. By Party B, in respect of Party B only in its capacity as trustee of the Series Trust in respect of such Transaction:

(i)	Trust Validly Created. The Series Trust has been validly created and is in existence at the date of this Agreement and at the date of any Transaction entered into in relation to the Series Trust;

(ii)	Sole Trustee. It has been validly appointed as trustee of the Series Trust and is presently the sole trustee of the Series Trust;

(iii)	No Proceedings to Remove. No notice has been given to it and to its knowledge no resolution has been passed, or direction or notice has been given, removing it as trustee of the Series Trust;

(iv)	Power. It has power under the Master Trust Deed to enter into this Agreement and the Credit Support Documents in its capacity as trustee of the Series Trust; and

(v)

Good Title. To its knowledge, it has the equitable title to the Assets of the Series Trust and has power under the Master Trust Deed and the Series Supplement to mortgage, charge or grant a Security Interest in respect of them in the manner provided in the Credit Support Documents in relation to Party B and, subject only to the Credit Support Documents in relation to Party B and any Security Interest permitted under the Credit Support Documents in relation to Party B, and to the best of its knowledge without due enquiry, it has not taken any steps to create any Security Interests over the Assets of the Series Trust (except for Party B’s right of indemnity out of the Assets of the Series Trust).

(vi)

No Restrictions.  There is no restriction on its right of recourse or indemnity to or out of the assets for the time being of the Series Trust and nothing has happened which could impair its right of indemnity out of the assets of the Series Trust.

(vii)	Benefit. Its entry into this Agreement is for the benefit of and in the interests of the beneficiaries of the Series Trust.

(viii)	No Breach. It is not in breach of any provision of the Master Trust Deed or Series Supplement nor has it committed any breach of duty or trust in respect of the Series Trust.

(i)

Non-assignment.  It has not assigned (whether absolutely, in equity, by way of security or otherwise), declared any trust over or granted any Security Interest in respect of any of its rights under this Agreement or any Transaction except, in the case of Party B, for the Security Interests created under any Credit Support Document in respect of the Series Trust specified in relation to Party B.

(j)	Contracting as principal. Each existing Transaction has been entered into by that Party as principal and not otherwise.

(k)

Legal proceedings.  By Party A, in respect of Party A only, (i) it is not as at the date of the Preliminary Prospectus or the Final Prospectus (each a “Relevant Date”), and has not been in the twelve months preceding each Relevant Date, involved in any legal or arbitration proceedings that Party A reasonably expects would be likely to have, or that have had, a significant effect on its financial position that in the opinion of Party A require disclosure by it under a disclosure obligation of any securities exchange on which its securities are listed (“Significant Proceedings” and “Relevant Securities Exchange”, respectively) and (ii) nor, so far as Party A is aware as at the Relevant Date, are any Significant Proceedings pending or threatened, except, in the case of each of (i) and (ii), any legal or arbitration proceedings as it may have previously disclosed to Party B.

(l)

Description and Financial Data.  By Party A, in respect of Party A only, the information contained in the first through ninth (inclusive) paragraphs under the heading “The Currency Swaps and the Fixed Rate Swap—The Fixed Rate Swap—The Fixed Rate Swap Provider” in the Preliminary Prospectus and the Final Prospectus and each Swap Financial Disclosure provided by Party A under Part 3(b) and Part 5(13) of the Schedule:

(i)	are true and accurate in all material respects;

(ii)	do not contain any untrue statement of a material fact; and

(iii)	do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, as of the date of the Preliminary Prospectus, the date of the Final Prospectus or the date such Swap Financial Disclosure is provided, as applicable; provided, however, that for the avoidance of doubt, with respect to any information included in any Swap Financial Disclosure that indicates that such information in any Swap Financial Disclosure is as of an earlier specified date, or any similar earlier date notation or restriction, the representation contained in this Section 3(l) with respect to such information included in any Swap Financial Disclosure shall be as of the earlier specified date of such information in any Swap Financial Disclosure and not as of the date of the Preliminary Prospectus, the date of the Final Prospectus or the date such Swap Financial Disclosure is provided, as applicable; provided further that Party A acknowledges that if Party A subsequently revises, amends or restates any Swap Financial Disclosure previously provided to Party B or the Manager, Party A shall provide such revised, amended or restated Swap Financial Disclosure to Party B and the Manager within four (4) Local Business Days.”.

(d)	(Notification): Insert the following at the end of Section 3:

“Party B must notify Party A of any circumstance which may arise from time to time of which it becomes aware which would constitute a breach of any representation or warranty contained in this Section 3.”.

(3)	Section 5 Events of Default and Termination Events: In Section 5:

(a)	(Failure to Pay or Deliver): Delete Section 5(a)(i) and replace it with the following:

“(i)

Failure to Pay or Deliver. Failure by that party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied at or before the tenth day after notice of such failure is given that party.”.

(b)	(Tax event). Section 5(b)(ii) is amended by deleting the words, “or there is a substantial likelihood that it will,” where they appear in that clause.

(4)	Section 6 Early Termination: In Section 6:

(a)	(Notice to Avoid Termination Event): In Section 6(b) add the following sentence at the end of the second paragraph of Section 6(b)(ii):

“However, if Party A is that other party it must, if so requested by the Manager, use reasonable efforts to make such a transfer to an Affiliate (as that expression is defined in Section 14 disregarding any modification made by this Agreement) or another of its Offices, provided the Manager has issued a Rating Notification in relation to such a transfer.”.

(b)	(Set-Off and Expenses):

(i)	All payments under this Agreement shall be made without set-off or counterclaim except as expressly provided for in Section 2(c) or 6.

(ii)	The last sentence of the first paragraph of Section 6(e) shall be deleted and replaced with the following:

“Notwithstanding any other provision of this Section, if a Party (the “Paying Party”) would, but for this sentence, be required to pay an amount pursuant to this Section, it may, by giving written notice to the other Party, cause the amount so payable to be reduced by the lesser of (i) such amount and (ii) the aggregate amount payable to the Paying Party pursuant to any demands made under Section 11 on or before the Early Termination Date.”.

(iii)	Section 11 shall be deleted in its entirety and replaced with the following:

“A Defaulting Party or an Affected Party (if such Affected Party is Party A) will, on demand, indemnify and hold harmless the other party for and against the Termination Currency Equivalent of all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which such Defaulting Party or Affected Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection and costs incurred in connection with procuring a replacement for this Agreement (other than any amount paid or payable to a replacement counterparty). If, following the making of one or more demands under this Section 11, a reduction is effected pursuant to the last sentence of the first paragraph in Section 6(e), the aggregate amount payable in respect of such demands shall be deemed to be discharged to the extent of the amount of such reduction.”.

(5)	Section 7 Transfer: Section 7 is deleted and replaced with:

“7.	Essential term: Transfer

(a)

Neither the interests nor the obligations of any Party in or under this Agreement (including any Transaction) are capable of being assigned or transferred (whether at law, in equity or otherwise) or the subject of any Security Interest, trust or other fiduciary obligation (other than any Security Interests, the Series Trust or the trusts or other fiduciary obligations created pursuant to any Credit Support Document in relation to Party B). Any action by a Party which purports to do any of these things is void.

(b)	Nothing in this Section 7:

(i)	restricts a transfer by a Party after the other party has agreed to the variation of this Agreement to the extent necessary to permit such transfer;

(ii)

restricts a novation of the interests and obligations of a Party in or under this Agreement (including any Transaction) including, but not limited to, for the purposes of giving effect to a transfer under Section 6(b)(ii) or Part 5.B(2) of this Schedule;

(iii)	restricts a transfer by a Party of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6;

(iv)	restricts Party B from granting security over a Transaction or this Agreement pursuant to any Credit Support Document in relation to Party B; or

(v)	restricts a transfer by Party A in accordance with the Transaction Documents.

(c)

Each party acknowledges that the other party enters into this Agreement and each Transaction on the basis that this Section 7 must be strictly observed and is essential to the terms of this Agreement (including each Transaction).”.

(6)	Section 12 Notices: In Section 12 delete and replace Section 12(a)(iii) with:

“(iii)

if sent by facsimile transmission, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purpose of this Section unless the recipient notifies the sender within one Business Day of the facsimile being sent that the facsimile was not received in its entirety in legible form;”.

(7)	Section 14 Definitions: In Section 14:

(a)	(Replaced Definitions): replace the definitions of “Affected Transactions” and “Local Business Day” with the following:

“Affected Transactions” means, with respect to a Termination Event, all Transactions in relation to the Series Trust.

““Local Business Day” has the same meaning as “Business Day”.”

(b)	(New Definitions): insert the following new definitions:

“Authorised Officer” means:

(a)	in relation to Party B, a director, secretary or any person whose title contains the word or words “manager” or “counsel” or a person performing the functions of any of them;

(b)	in relation to Party A, any person appointed by MBL to act as an Authorised Officer of MBL for the purposes of the Transaction Documents; and

(c)	in relation to the Manager, any person appointed by the Manager to act as an Authorised Officer of the Manager for the purposes of the Transaction Documents.

“Commission” means the United States Securities and Exchange Commission.

“Deed of Assumption” means the Deed of Assumption dated 27 February 2007 between Macquarie Securities Management Pty Limited ABN 26 003 435 443 and Perpetual Trustee Company Limited ABN 42 000 001 007.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Act Reports” means all Distribution Reports on Form 10-D, Current Reports on Form 8-K and Annual Reports on Form 10-K that are to be filed by Macquarie Leasing Pty Limited with respect to the Series Trust pursuant to the Exchange Act.

“Final Prospectus” means the Prospectus Supplement dated on or about 5 March 2014 (the “Prospectus Supplement”) together with the Prospectus dated 28 September 2012 (the “Prospectus”).

“General Security Deed” means the General Security Deed dated on or about 26 February 2014 and entered into between Party B, the Manager, P.T. Limited ABN 67 004 454 666 and The Bank of New York Mellon.

“Master Sale and Servicing Deed” means the Master Sale and Servicing Deed dated 27 February 2007 between Party B, the Manager and Macquarie Leasing Pty Limited ABN 38 002 674 982, as amended and supplemented from time to time.

“Master Security Trust Deed” means the Master Security Trust Deed dated 27 February 2007 between P.T. Limited ABN 67 004 454 666, Party B and the Manager, as amended and supplemented from time to time.

“Master Trust Deed” means the Master Trust Deed dated 11 March 2002 between the Manager and Permanent Custodians Limited ACN 001 426 384, the rights and obligations of which were assumed by Perpetual Trustee Company Limited ABN 42 000 001 007 pursuant to the Deed of Assumption, as amended and supplemented from time to time.

“MBL Cash Collateral” has the meaning given in Part 5.B(2) of this Schedule.

“Regulation AB” means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1123 as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission or as may be provided by the Commission or its staff from time to time.

“Preliminary Prospectus” means the Preliminary Prospectus Supplement dated on or about 27 February 2014 (the “Preliminary Prospectus Supplement”) together with the Prospectus.

“Regulation AB” means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1123 as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission or as may be provided by the Commission or its staff from time to time.

“Series Supplement” means the SMART ABS Series 2014-1US Trust Series Supplement dated on or about 4 March 2014 between Party B, the Manager, Macquarie Leasing Pty Limited ABN 38 002 674 982 and Macquarie Bank Limited.

“Series Trust” means the SMART ABS Series 2014-1US Trust constituted by the Master Trust Deed and the Trust Creation Deed.

“significance percentage” has the meaning given to it in Item 1115 of Regulation AB.

“Swap Financial Disclosure” means, the financial information required by Item 1115 (b)(2) or Item 1115(b)(1) of Regulation AB (as indicated by the Manager to Party A) in EDGAR-compatible format (it being understood that Microsoft Word and PDF are EDGAR-compatible formats), it being understood that the Manager shall be solely responsible for determining whether Party A is required to provide financial data required by Item 1115(b)(2), and if not required by Item 1115(b)(2), whether such financial information is required to be provided pursuant to Item 1115(b)(1). Party A shall, if applicable, cause its independent outside accountants (the “Auditor”) to issue their consent (the “Auditor’s Consent”) to the filing of or the incorporation by reference of such Swap Financial Disclosure in the registration statement of Macquarie Leasing Pty Limited; provided however, that Macquarie Leasing Pty Limited and the Manager shall cooperate with the Auditor in the preparation of the Auditor’s Consent and provide the Auditor with any information it may reasonably request in connection with the Auditor’s Consent.

“Swap Financial Disclosure Request” means a request by the Manager or Party B for Party A to provide the Swap Financial Disclosure pursuant to Part 5.B(13)(c) of the Schedule to this Agreement.

“Trust Creation Deed” means the SMART ABS Series 2014-1US Trust Creation Deed dated 26 February 2014 executed by Party B in accordance with the Master Trust Deed.

(8)	Section 15 Limitation of Liability: Insert the following Section 15, after Section 14:

“15.	Party B’s Limitation of Liability

(a)

(Limitation on Party B’s liability): Party B enters into this Agreement only in its capacity as trustee of the Series Trust and in no other capacity. A liability incurred by Party B acting in its capacity as trustee of the Series Trust arising under or in connection with this Agreement is limited to and can be enforced against Party B only to the extent to which it can be satisfied out of the Assets of the Series Trust out of which Party B is actually indemnified for the liability. This limitation of Party B’s liability applies despite any other provision of this Agreement (other than Section 15(c)) and extends to all liabilities and obligations of Party B in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement.

(b)

(Claims against Party B): The parties other than Party B may not sue Party B in respect of liabilities incurred by Party B acting in its capacity as trustee of the Series Trust in any other capacity other than as trustee of the Series Trust, including seeking the appointment of a receiver (except in relation to Assets of the Series Trust), a liquidator, an administrator, or any similar person to Party B or prove in any liquidation, administration or arrangements of or affecting Party B (except in relation to the Assets of the Series Trust).

(c)

(Breach of trust): The provisions of this Section 15 will not apply to any obligation or liability of Party B to the extent that it is not satisfied because under this Agreement, the Master Trust Deed, the Series Supplement or any other Transaction Document or by operation of law there is a reduction in the extent of Party B’s indemnification out of the Assets of the Series Trust, as a result of Party B’s fraud, negligence or wilful default.

(d)

(Acts or omissions): It is acknowledged that the Relevant Parties are responsible under the Transaction Documents for performing a variety of obligations relating to the Series Trust. No act or omission of Party B (including any related failure to satisfy its obligations or any breach of representation or warranty under this Agreement) will be considered fraudulent, negligent or a wilful default of Party B for the purpose of paragraph (c) of this Section 15 to the extent to which the act or omission was caused or contributed to by any failure by any such Relevant Party or any other person appointed by Party B under such a Transaction Document (other than a person whose acts or omissions Party B is liable for in accordance with any such Transaction Document) to fulfil its obligations relating to the Series Trust or by any other act or omission of such Relevant Party or any other such person.

(e)

(No Authority): No attorney, agent, receiver or receiver and manager appointed in accordance with this Agreement or any Transaction Document has authority to act on behalf of Party B in a way which exposes Party B to any personal liability and no act or omission of any such person will be considered fraud, negligence or wilful default of Party B for the purposes of Section 15(c).

(f)

(No obligation): Party B is not obliged to enter into any further commitment or obligation under this Agreement or any Transaction Document (including incur further liability) unless Party B’s liability is limited in a manner which is consistent with this Section 15 or otherwise in a manner satisfactory to Party B in its absolute discretion.

(g)	(Trustee undertakings): Party B undertakes that it will:

(i)	exercise its right of indemnity out of the Assets of the Series Trust;

(ii)	observe its obligations under the Master Trust Deed and Series Supplement and otherwise as trustee of the Series Trust; and

(iii)	not do anything which could impair its right of indemnity out of the assets of the Trust.”.

B.	MISCELLANEOUS PROVISIONS

(1)	Definitions and Interpretation: In this Agreement, unless the contrary intention appears:

(a)

(Master Trust Deed, Master Sale and Servicing Deed and Series Supplement): subject to Part 5.B(1)(f) of this Schedule, unless defined in this Agreement words and phrases defined (including by incorporation from, or by reference to, another document) in the Master Trust Deed, Master Sale and Servicing Deed and the Series Supplement have the same meaning in this Agreement. Subject to Part 5.B(1)(f) of this Schedule, where there is any inconsistency in a definition between this Agreement (on the one hand) and the Master Trust Deed, Master Sale and Servicing Deed or the Series Supplement (on the other hand), this Agreement prevails. Where there is any inconsistency in a definition between the Master Trust Deed or the Master Sale and Servicing Deed and the Series Supplement, the Series Supplement prevails over the Master Trust Deed and Master Sale and Servicing Deed in respect of the Series Trust. Where words or phrases used but not defined in this Agreement are defined in the Master Trust Deed or Master Sale and Servicing Deed in relation to the Series Trust (as defined in the Master Trust Deed) such words or phrases are to be construed in this Agreement, where necessary, as being used only in relation to the Series Trust (as defined in the Series Supplement);

(b)	(Trustee Capacity):

(i)	a reference to Party B is a reference to Party B in its capacity as trustee of the Series Trust only, and in no other capacity; and

(ii)	a reference to the undertaking, assets, business or money of Party B is a reference to the undertaking, assets, business or money of Party B in the capacity referred to in paragraph (i) only;

(c)	(Interpretation):

(i)	references to time are references to Sydney time;

(ii)

a reference to “wilful default” in relation to Party B means, subject to Part 5.B(1)(c)(iii) of this Schedule, any wilful failure by Party B to comply with, or wilful breach by Party B of, any of its obligations under any Transaction Document, other than a failure or breach which:

A.	(1)	arises as a result of a breach of a Transaction Document by a person other than:

(a)	Party B; or

(b)	any other person referred to in Part 5.B(1)(c)(iii) of this Schedule; and

(2)	the performance of the action (the non-performance of which gave rise to such breach) is a precondition to Party B performing the said obligation;

B.	is in accordance with a lawful court order or direction or required by law; or

C.	is in accordance with any proper instruction or direction of the Investors given at a meeting convened under the Master Trust Deed;

(iii)

a reference to the “fraud”, “negligence” or “wilful default” of Party B means the fraud, negligence or wilful default of Party B and of its officers, employees, agents and any other person where Party B is liable for the acts or omissions of such other person under the terms of any Transaction Document;

(iv)	a reference to “neither party” will be construed as a reference to “no party”; and

(v)	a reference to “other party” will be construed as a reference to “other parties”.

(d)

(ISDA Definitions): Unless otherwise specified in a Confirmation, this Agreement and each Transaction between the parties are subject to any set of ISDA Definitions in existence from time to time which are specifically relevant to the Transaction (the “Definitions”) each as published by either the International Swaps & Derivatives Association, Inc., or the International Swap Dealers Association, Inc., as the case may be. Any amendment to such definition subsequent to their initial publication will only be effective as to Transactions entered into on or after the date of amendment;

(e)

(Inconsistency): subject to Part 5.B(1)(a), unless specified otherwise, in the event of any inconsistency between any two or more of the following documents in respect of a Transaction they will take precedence over each other in the following order in respect of that Transaction:

(i)	any Confirmation;

(ii)	the Series Supplement;

(iii)	the Master Sale and Servicing Deed;

(iv)	the Master Trust Deed;

(v)	this Agreement; and

(vi)	the ISDA Definitions;

(f)

(Incorporated Definitions and other Transaction Documents and provisions): where in this Agreement a word or expression is defined by reference to its meaning in another Transaction Document or there is a reference to another Transaction Document or to a provision of another Transaction Document, any amendment to the meaning of that word or expression or to that other Transaction Document or provision (as the case may be) will be of no effect for the purposes of this Agreement unless and until the amendment is consented to by the parties to this Agreement; and

(g)

(Ratings): a reference to a credit rating of any person by a Rating Agency includes, where the Rating Agency does not have a public rating of that person, the equivalent internal private credit rating of that person as notified by each Rating Agency to Party B, MBL and the Manager.

(2)	Collateralisation of MBL’s Obligations under the Fixed Rate Swap:

(a)	(i)	(Additional Termination Events): Each of the following will constitute an Additional Termination Event with Party A as the Affected Party:

(A)

Where any of the Notes (other than Seller Notes) are outstanding, a Moody’s First Rating Trigger Event, Fitch First Rating Downgrade Event or Fitch Second Rating Downgrade Event has occurred and is continuing and Party A has failed to either:

(1)	post collateral in accordance with the Credit Support Annex; or

(2)	at its own cost, transfer all of its rights and obligations under the Transaction, on substantially the same terms, to an Eligible Replacement; or

(3)	at its own cost, procure another entity (which meets the criteria of an Eligible Replacement) to become guarantor in respect of the obligations of Party A under the Transaction;

by the Required Date; or

(B)

Where any of the Notes (other than Seller Notes) are outstanding, a Replacement Event has occurred and at least one Eligible Replacement has made a Qualifying Offer and Party A has not transferred its rights and obligations under the Transaction (at its own cost) to that Eligible Replacement by the Required Date.

(ii)

(Obligation to seek a replacement during occurrence of Replacement Event): Where one or more Replacement Events has occurred, and whilst the relevant Replacement Event continues, Party A must continue (at its own cost) to use commercially reasonable efforts to, as soon as reasonably practicable, procure either another entity (which meets the criteria of an Eligible Replacement) to become guarantor in respect of the obligations of Party A under the Transaction or obtain a Qualifying Offer.

(iii)

(Party B may seek replacement during occurrence of Replacement Event): If a Replacement Event has occurred and is continuing and Party A is unable to procure either another entity (which meets the criteria of an Eligible Replacement) to become guarantor in respect of the obligations of Party A under the Transaction or a Qualifying Offer by the Required Date, then, Party B may seek to obtain a Qualifying Offer.

(iv)	(Inability to obtain Qualifying Offer):

(A)

Notwithstanding any other provision of the Transaction, the parties agree that if both Party A or Party B are unable at any time to obtain a Qualifying Offer following the occurrence of a Replacement Event and whilst a Replacement Event is continuing, or if a Firm Offer is obtained which is not a Qualifying Offer, then the Transaction will continue (subject to the continued posting of the collateral amount referred to above) and this will not constitute an Event of Default, Termination Event or Additional Termination Event with respect to either party.

(B)

If, following a Replacement Event and whilst that Replacement Event is continuing, Party A or Party B procures a Qualifying Offer, the other party must agree to a transfer of Party A’s rights and obligations in respect of the Transaction to the relevant third party.

(v)

(Surplus collateral not available to creditors): For the avoidance of doubt, the parties agree that any collateral provided by Party A in accordance with the provisions of the Credit Support Annex and any amount standing to the credit of the MBL Collateral Account (as defined in the Agreement) will not be available for distribution in accordance with clause 4 of the General Security Deed. Any such collateral or amount (as the case may be) shall (subject to the operation of any netting provisions in the Agreement) be returned to Party A except to the extent that the relevant Agreement requires it to be applied to satisfy any obligation owed to Party B by Party A.

(b)	(Part 5.B(2)(a) Definitions): For the purposes of Part 5.B(2)(a), the following definitions apply:

Credit Support Annex means the Credit Support Annex to the Master Agreement entered into by Party A, the Manager and Party B.

Collateral Event means any or all of a Moody’s First Rating Trigger Event, Moody’s Second Rating Trigger Event, Fitch First Rating Downgrade Event, Fitch Second Rating Downgrade Event or a Fitch Third Rating Downgrade Event (as applicable).

Eligible Replacement means a replacement third party having the Required Ratings and with whom Party A is permitted to contract in accordance with Party A’s applicable policies and procedures.

Firm Offer means an offer which when made was capable of being legally binding on acceptance.

Fitch Ratings means Fitch Australia Pty Limited ABN 93 081 339 184.

Fitch First Rating Downgrade Event means (where any of the Notes (other than Seller Notes) are outstanding) the unsubordinated and unsecured short-term or long-term debt obligations of Party A cease to be rated by Fitch Ratings at least as high as set out in the definition of Required Ratings.

Fitch Second Rating Downgrade Event means (where any of the Notes (other than Seller Notes) are outstanding) the unsubordinated and unsecured short-term or long-term debt obligations of Party A are downgraded to below “F2” or “BBB+” by Fitch Ratings.

Fitch Third Rating Downgrade Event means (where any of the Notes (other than Seller Notes) are outstanding) the unsubordinated and unsecured short-term or long-term debt obligations of Party A are downgraded to below “F3” or “BBB-” by Fitch Ratings.

Moody’s means Moody’s Investors Services Ltd. ABN 61 003 399 657.

Moody’s First Rating Trigger Event means (where any of the Notes (other than Seller Notes) are outstanding) the unsubordinated and unsecured short-term or long-term debt obligations of Party A cease to be rated by Moody’s at least as high as set out in the definition of Required Ratings.

Moody’s Second Rating Trigger Event means (where any of the Notes (other than Seller Notes) are outstanding) the unsubordinated and unsecured short-term debt obligations of Party A cease to be rated as high as:

(i)	where both the short-term and the long-term debt obligations are rated by Moody’s:

(A)	“Prime-2” short-term; and

(B)	A3 long-term; or

(ii)	where only the long-term debt obligations are rated by Moody’s, A3, long-term.

Qualifying Offer means a Firm Offer to accept an assignment/novation of Party A’s rights and obligations in respect of the Transaction (which in the case of a Moody’s Second Rating Trigger Event meets the criteria set out in the definition of Market Quotation in Part 5.B(2)(b)(A) as if the Replacement Event was an “Additional Termination Event”, the Transaction was a “Terminated Transaction” and the Swap Transfer Date was an “Early Termination Date”).

Replacement Event means any or all of a Moody’s Second Rating Trigger Event or a Fitch Third Rating Downgrade Event (as applicable).

Required Date means (as applicable):

(i)	14 calendar days, in respect of a Fitch First Rating Downgrade Event or Fitch Second Rating Downgrade Event;

(ii)	30 calendar days in respect of a Fitch Third Rating Downgrade Event (other than the requirement to post collateral); and

(iii)	30 Local Business Days, in respect of a Moody’s First Rating Trigger Event or Moody’s Second Rating Trigger Event.

Required Ratings means (as applicable), in respect of an entity that:

(i)	(A)	where both the short-term and the long-term debt obligations of that entity are rated by Moody’s, its unsubordinated and unsecured:

(1)	short-term debt obligations are rated at least as high as “Prime-1”; and

(2)	long-term debt obligations are rated least A2;

(B)	where only the long-term debt obligations of that entity are rated by Moody’s, its unsubordinated and unsecured long-term debt obligations are rated at least as high as A1, and

(ii)	its unsubordinated and unsecured debt obligations are rated at least as high as “F1” short term and at least A long-term by Fitch Ratings, or

(iii)	in the case of (i) and (ii) above such ratings as may be notified by Moody’s and/or Fitch Ratings respectively from time to time, as required to maintain the ratings on the Notes.

Swap Transfer Date means the date upon which a transfer of Party A’s rights and obligations under a Transaction takes effect or is due to take effect, following the occurrence of a Replacement Event.

(c)

(Conditions for maintaining cash collateral): Any cash collateral provided by MBL pursuant to Part 5.B(2)(a)(i) (the “MBL Cash Collateral”) must be deposited into an interest bearing account reasonably acceptable to Party A in the name of Party B (the “MBL Collateral Account”) held with an entity with a rating at least equal to the Required Ratings (unless the Manager issues a Rating Notification) and which must be separate to the Collections Account and any other bank accounts forming part of the assets of the Series Trust. Apart from collateral provided by MBL pursuant to Part 5.B(2)(a)(i) and interest credited pursuant to paragraph (e) below, no other moneys are to be paid into the MBL Collateral Account. If Party B becomes aware that the MBL Collateral Account is not held with an entity with the necessary rating, Party B must, at the written direction of the Manager, immediately transfer the moneys standing to the credit of that account to a new interest bearing account reasonably acceptable to Party A, with an entity having the necessary rating (unless the Manager issues a Rating Notification).

(d)

(Application of amount of cash collateral): Party B may only make withdrawals from any MBL Collateral Account (or may only make withdrawals of MBL Cash Collateral in the Collections Account, as applicable) if directed to do so by the Manager, and the Manager may only give such a direction to Party B for the purpose of Party B:

(i)	novating the rights and obligations of MBL under this Agreement in accordance with Part 5.B(2)(a)(i) (including the costs of obtaining a replacement counterparty);

(ii)	refunding to MBL any excess in the amount of any MBL Cash Collateral deposited to the MBL Collateral Account over the amount MBL is required to maintain under any collateral agreement entered into in accordance with Part 5.B(2)(a)(i);

(iii)	withdrawing any amount which has been incorrectly deposited into the MBL Collateral Account as part of the MBL Cash Collateral;

(iv)	paying bank accounts debit tax or other equivalent Taxes payable in respect of the MBL Cash Collateral; or

(v)	funding the amount of any payment due to be made by MBL under this Agreement following the failure by MBL to make that payment.

The Manager must direct Party B to, and Party B must, refund or pay to MBL the amount of any payment which may be made to MBL under paragraphs (d)(ii) or (iii) above as soon as such refund or payment is possible.

(e)

(Interest on collateral): Any interest earned on the MBL Cash Collateral will accrue and be payable monthly to MBL provided the amount deposited as the MBL Cash Collateral is not less than the amount MBL is required to maintain under the collateral agreement under Part 5.B(2)(a)(i) (and, otherwise, shall be added to the MBL Cash Collateral).

(f)	(Repayment to MBL): If at any time:

(i)	MBL is assigned a credit rating by each Rating Agency at least equal to the Required Ratings;

(ii)	MBL’s obligations under the Fixed Rate Swap are novated to a replacement counterparty in accordance with Part 5.B(2)(a)(i); or

(iii)	no amounts are or thereafter may become payable by MBL to Party B with respect to the Fixed Rate Swap,

Party B must, at the written direction of the Manager, immediately repay to MBL the amount then standing to the credit of the MBL Collateral Account (or the amount of the MBL Cash Collateral then held in the Collections Account, as applicable).

(g)	(Not a Security Interest): The provision of collateral by Party A under this Agreement is not intended to create a Security Interest in that collateral.

(3)	(Amendments required by Moody’s): Where Notes (other than Seller Notes) are outstanding and Party A is:

(a)	the Affected Party in respect of an Additional Termination Event or Tax Event Upon Merger; or

(b)	the Defaulting Party in respect of any Event of Default,

paragraphs (i) to (v) below shall apply:

(i)	The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more transactions, a Firm Offer which is:

(A)	made by a Reference Market-maker that is an Eligible Replacement;

(B)

for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and that Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under the Agreement in respect of the Terminated Transaction or group of Transactions that would, but for the occurrence of the relevant Early Termination Date or Swap Transfer Date (as the case shall be), have been required after that date;

(C)

made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included; and

(D)

made in respect of a Replacement Transaction with terms that are, in all material respects, no less beneficial for Party B than those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions or group of Terminated Transactions to be transferred following a Replacement Event (as the case shall be)), as determined by Party B.”.

(ii)	In determining whether or not a Firm Offer satisfies the condition in sub-paragraph (D) of Market Quotation, Party B shall act in a commercially reasonable manner.

(iii)	The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:

““Settlement Amount” means, with respect to any Early Termination Date:

(A)

if, on or prior to such Early Termination Date a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions (in the case of a transfer, as if the Transaction was a Terminated Transaction) is accepted by Party B so as to become legally binding, the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

(B)

if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, (1) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (2) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value); or

(C)

if, on such Early Termination Date, no Market Quotation for the relevant Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, Party B’s Loss (whether positive or negative and without reference to any Unpaid amounts) for the relevant Transaction or group of Terminated Transactions.”.

(iv)

At any time on or before the Early Termination Date at which two or more Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, (i) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (ii) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value).

(v)	If Party B requests Party A in writing to obtain Market Quotations, Party A shall use reasonable efforts to do so before the Early Termination Date.

(4)	Hedge Provider and Prepayments: The parties acknowledge and agree that for the purposes of the Transaction Documents in relation to the Series Trust:

(a)	this Agreement is a Hedge Agreement in relation to the Series Trust; and

(b)	Party A is a Hedge Provider.

(5)	Procedures for Entering into Transactions

(a)

With respect to each Transaction entered into pursuant to this Agreement and for the purposes of Section 9(e)(ii), Party A will, by or promptly after the relevant Trade Date, send Party B and the Manager a Confirmation substantially in the form set out in Annexure 1 (or in such other form as may be agreed between Party A, Party B and the Manager) and Party B and the Manager must promptly then confirm the accuracy of and sign and return, or request the correction of, such Confirmation. In the absence of manifest error where Party B or the Manager fails to confirm the accuracy of or request the correction of a Confirmation within three Business Days after it was sent, the terms of a Confirmation will be binding on and conclusive against Party B. Delivery of a Confirmation is effected whether a party uses facsimile, an electronic messaging system or telex and irrespective of the form of delivery used by the other party to confirm the terms of the relevant Transaction. The requirement of this Agreement that the parties exchange Confirmations shall for all purposes be satisfied by following the procedure set out in this paragraph. Where a Transaction is confirmed by means of a facsimile, an electronic messaging system or telex, such message will constitute a Confirmation even where not so specified in that Confirmation.

(b)	Party B will enter into each Transaction in its capacity as trustee of the Series Trust and not as trustee of any other Series Trust (as defined in the Master Trust Deed).

(6)

Authorised Officer: Each Party will be entitled to assume, in the absence of any knowledge to the contrary, that any person signing any Confirmation, notice or other written communication issued in respect of this Agreement on behalf of a Party is an Authorised Officer of that party.

(7)	Recorded Conversations: Each party:

(a)	consents to the electronic recording of its telephone conversations with the other party (or any of its associated persons) with or without the use of an automatic tone warning device;

(b)	acknowledges that such recordings and transcripts can be used as evidence by either Party in any dispute between them; and

(c)	acknowledges that neither is obligated to maintain copies of such recordings and transcripts for the benefit of the other party.

(8)

Knowledge or Awareness: Subject to Section 12(a), each party will only be considered to have knowledge or awareness of, or notice of, a thing or grounds to believe anything by virtue of the officers of that Party or any Related Body Corporate of that Party which have the day to day responsibility for the administration or management of that party’s (or a Related Body Corporate of that party’s) obligations in relation to the Series Trust or the Transaction entered into under this Agreement having actual knowledge, actual awareness or actual notice of that thing, or grounds or reason to believe that thing (and similar references will be interpreted in this way).

(9)

Disclosure to Related Bodies Corporate: In relation to information Party B in its capacity as trustee of the Series Trust (the “Recipient”) receives from any of the Manager or Party A (the “Discloser”) in relation to the Series Trust, the Seller Trust or the trust established under the Master Security Trust Deed (the “Information”), each Discloser hereby severally authorises and consents to the Recipient making available such Information, except to the extent that the making available of such Information is prohibited by law (including, without limitation, the Privacy Act), to:

(a)

any Related Body Corporate of the Recipient which acts as custodian or Security Trustee of the Assets of the Series Trust, of the Seller Trust or of the trust established under the Master Security Trust Deed or which otherwise has responsibility for the management or administration of the Series Trust, the Seller Trust or the trust established under the Master Security Trust Deed, including their respective Assets; and

(b)	the Recipient acting in its capacity as Manager, custodian or Servicer (as applicable) of the Series Trust, the Seller Trust or the trust established under the Master Security Trust Deed.

Notwithstanding any other provision of this Agreement, the Recipient will not have any liability to the Discloser or any other person for the use, non-use, communication or non-communication of the Information in the above manner, except to the extent to which the Recipient has an express contractual obligation to disclose or not to disclose or to use or not to use certain information received by it and fails to do so.

(10)	Amendments to this Agreement:

(a)	The Manager must give 5 Business Days notice in writing to each Rating Agency of any amendments to this Agreement.

(b)

This Agreement may be amended only by written agreement between all parties to this Agreement, provided that the Manager and Party B may only agree to such amendment in accordance with the provisions of clause 25 of the Master Trust Deed and for this purpose references in that clause to a Series Supplement will be taken to be references to this Agreement.

(11)

Notification of Principal Balance: On each Determination Date, the Manager must advise Party A of the aggregate of the Principal Balances of all SMART Receivables expected as at the first day of the Interest Period following that Determination Date.

(12)

Anti-money laundering:  Each party (the Information Provider) agrees to provide any information and documents reasonably required by any other party (the Information Recipient) to comply with any applicable anti-money laundering or counter-terrorism financing laws including, without limitation, any applicable laws imposing “know your customer” or other identification checks or procedures that the Information Recipient is required to comply with in respect of this Agreement (AML/CTF Laws), but the foregoing obligation applies only to the extent that such information and such documents are in the possession of the Information Provider or may be obtained by it after having undertaken reasonable steps and subject to any confidentiality, privacy or general law obligations owed by the Information Provider to any person in relation to whom the information or documents requested relate (except to the extent that the foregoing may be overridden by the relevant AML/CTF Laws). Each party must comply with any AML/CTF Laws applicable to it, to the extent required to comply with its obligations under the Transaction Documents. Any party may decline to perform any obligation under the Transaction Documents to the extent that it forms the view, in its reasonable opinion, that notwithstanding that it has taken all action to comply with any applicable AML/CTF Laws, it is required to decline to perform those obligations under any such AML/CTF Laws. To the maximum extent permitted by law, each party and the Noteholders and Unitholders releases each other party (a Released Party) from any confidentiality, privacy or general law obligations that a Released Party would otherwise owe to it in respect of this Agreement and to the extent to which it is able, any applicable confidentiality and privacy laws, but only to the extent that the existence of these obligations or laws would otherwise prevent a Released Party from providing any information or documents requested in accordance with this clause or any similar clause in any other Transaction Document.

(13)	Regulation AB Financial Disclosure

(a)

Party A acknowledges that for so long as Macquarie Leasing Pty Limited is required to file Exchange Act Reports, Macquarie Leasing Pty Limited is required under Regulation AB to disclose certain information set forth in Regulation AB regarding Party A or its group of affiliated entities, if applicable, depending on the aggregate significance percentage of this Agreement and any other derivative contracts between Party A or its group of affiliated entities, if applicable, and Party B, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(b)

If the Manager determines on any date of determination at any time during which Macquarie Leasing Pty Limited is required to file Exchange Act Reports, reasonably and in good faith, that the significance percentage of this Agreement calculated in accordance with Item 1115 of Regulation AB is or has become: (A) 10% or more, but less than 20%, or (B) 20% or more, then on any Local Business Day after the date of such determination, the Manager may request Party A to provide the relevant Swap Financial Disclosure by making a Swap Financial Disclosure Request. Thereafter, the Manager shall inform Party A no later than ten (10) Local Business Days following such time as (i) the Manager has determined that Exchange Act Reports are no longer required to be filed in respect of the Relevant Notes pursuant to Section 15(d) of the

Securities Act or (ii) Swap Financial Disclosure is no longer required to be included or incorporated by reference in such Exchange Act Reports.

(c)

So long as the Exchange Act Reports are required to be filed by Macquarie Leasing Pty Limited under the Exchange Act and Swap Financial Disclosure is required to be included or incorporated by reference in the Exchange Act Reports pursuant to Item 1115(b)(2) or Item 1115(b)(1), as applicable, of Regulation AB, Party A, at its own expense, shall within four (4) Local Business Days after receipt of a Swap Financial Disclosure Request, provide Party B and the Manager with the relevant Swap Financial Disclosure described in Part 5.B(13)(b) of this Schedule.

(d)

If Party A is not able to provide the relevant Swap Financial Disclosure in accordance with Part 5.B(13)(c) of this Schedule, then Party A, at its own expense, shall secure another entity to replace Party A as party to this Agreement on terms substantially similar to this Agreement which entity is able to and will provide the Swap Financial Disclosure for such entity within the time period specified in Part 5.B(13)(c) of this Schedule (subject to the issuance of a Rating Notification by the Manager).

(e)

The parties agree that, if permitted by Regulation AB, any required Swap Financial Disclosure may be provided by Party A by incorporation by reference from reports filed by Party A pursuant to the Exchange Act. The parties agree that, if Swap Financial Disclosure is provided by Party A as set forth in the first sentence of this Part 5.B(13)(e), each relevant person (including without limitation any affiliate of the Manager) is authorised to incorporate by reference into the Preliminary Prospectus or Final Prospectus any such reports filed by Party A with the Commission pursuant to section 13(a) or 15(d) of the Exchange Act which contain any required Swap Financial Disclosure. The parties also agree that, if Swap Financial Disclosure is provided by Party A as set forth in the first sentence of this Part 5.B(13)(e), each relevant person (including without limitation any affiliate of the Manager) is authorised to incorporate by reference into the Preliminary Prospectus or Final Prospectus any documents filed by Party A with the Commission pursuant to section 13(a) or 15(d) of the Exchange Act after the date of this Agreement and prior to the termination of the offering described in the prospectus of the Series Trust relating to the offer and sale of the Relevant Notes.

(f)

Party A shall indemnify Party B, the Manager and Macquarie Leasing Pty Limited, the respective present and former directors, officers, employees and agents of each of the foregoing and each person, if any, who controls Party B, the Manager or Macquarie Leasing Pty Limited within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Party A Indemnified Persons”) and shall hold each of them harmless from and against any and all losses, claims, damages or liabilities (including legal fees and reasonable expenses) to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)	any untrue statement or alleged untrue statement of any material fact contained in the Swap Financial Disclosure provided by Party A;

(ii)

any omission or alleged omission to state in the Swap Financial Disclosure provided by Party A a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(iii)

any failure by Party A to provide Party B or the Manager with the relevant Swap Financial Disclosure when and as required under this Part 5.B(13); provided, however, that, if Party A secures another entity to replace Party A as party to this Agreement pursuant to Part 5.B(13)(d) of this Schedule, Party A shall not be liable for any losses, claims, damages or liabilities (including reasonable legal fees and expenses) to which any of the Party A Indemnified Persons may become subject arising out of or based upon a failure by Party A to provide Party B or the Manager with the relevant Swap Financial Disclosure following the provision of the relevant Swap Financial Disclosure by the other entity to Party B or the Manager.

The provisions of this Part 5.B(13)(f) shall not limit whatever rights Party B or the Manager may have under other provisions of this Agreement, the other Transaction Documents or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

(g)

Party B and Macquarie Leasing Pty Limited shall, jointly and severally, indemnify Party A, the present and former directors, officers, employees and agents of Party A and each person, if any, who controls Party A within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and shall hold each of them harmless from and against any and all losses, claims, damages or liabilities (including legal fees and reasonable expenses) to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)	any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Prospectus or Final Prospectus, other than any Swap Financial Disclosure provided by Party A; or

(ii)

any omission or alleged omission to state in the Preliminary Prospectus or Final Prospectus, other than the Swap Financial Disclosure provided by Party A, a material fact required to be stated in the Preliminary Prospectus or Final Prospectus, other than the Swap Financial Disclosure provided by Party A, or necessary to make the statements in the Preliminary Prospectus or Final Prospectus, other than the Swap Financial Disclosure provided by Party A, in the light of the circumstances under which they were made, not misleading.

The provisions of this Part 5.B(13)(g) shall not limit whatever rights Party A may have under other provisions of this Agreement, the other Transaction Documents or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

(h)

Each of Party B, the Manager and Macquarie Leasing Pty Limited shall indemnify Party A, the present and former directors, officers, employees and agents of Party A and each person, if any, who controls Party A within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and shall hold each of them harmless from and against any and all losses, claims, damages or liabilities (including legal fees and reasonable expenses) to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any failure by such party to deliver or otherwise distribute any Swap Financial Disclosure in the substantively identical form provided to any of them by Party A or as modified with Party A’s written consent.

The provisions of this Part 5.B(13)(h) shall not limit whatever rights Party A may have under other provisions of this Agreement, the other Transaction Documents or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

(i)

The parties agree that under no circumstances shall any untrue statement or alleged untrue statement referred to in Part 5.B(13)(g)(i), any omission or alleged omission referred to in Part 5.B(13)(g)(ii) or any failure to deliver or distribute referred to in Part 5.B(13)(h) constitute the fraud, negligence or wilful default of Party B for the purposes of this Agreement, including without limitation Section 15(c) of this Agreement.

(14)	Reporting

Where Party A has an obligation to report any Transaction entered into under this Agreement pursuant to Section 2(h)(5) of the United States Commodity Exchange Act and rules corresponding to such section (together the “Reporting Rules”), it will: (i) report the Transaction on a timely basis and as required by the Reporting Rules; and (ii) otherwise act as the reporting party under the Reporting Rules.

ANNEXURE 1

FORM OF CONFIRMATION FOR FIXED RATE SWAP

[PARTY A LETTERHEAD]

Perpetual Trustee Company Limited in its capacity as trustee of the SMART ABS Series 2014-1US Trust

Level 12

123 Pitt Street

Sydney NSW 2000

Attention: Manager – Transaction Management

Facsimile No: [●]

Deal no: [●]

CONFIRMATION – FIXED RATE SWAP IN RELATION TO SMART ABS SERIES 2014-1US TRUST

The purpose of this letter is to set out the terms and conditions of the transaction between us effective from the Effective Date (the “Transaction”).

This letter (the “Confirmation”) constitutes a “Confirmation” as referred to in, and supplements, forms part of and is subject to, the ISDA Master Agreement (“Master Agreement”) dated 4 March 2014 between Macquarie Securities Management Pty Limited (ABN 26 003 435 443) (the “Manager”), Perpetual Trustee Company Limited (ABN 42 000 001 007) (“Party B”) in its capacity as trustee of the SMART ABS Series 2014-1US Trust (the “Series Trust”) established under the Master Trust Deed and Trust Creation Deed and Macquarie Bank Limited (ABN 46 008 583 542) (“Party A”) as amended and supplemented from time to time. All provisions contained in the Master Agreement govern this Confirmation except as expressly modified below.

The definitions and provisions contained in the 2006 ISDA Definitions (as published by the International Swap Dealers Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Transaction constitutes a “Relevant Transaction” for the purposes of the Credit Support Annex.

The terms of the Transaction are as follows:

NOTIONAL AMOUNT

Notional Amount:	For the first Calculation Period, AUD [●], and thereafter in respect of a Calculation Period either:

(a)

the amount in Australian Dollars notified to Party A by or on behalf of Party B, on or prior to the date falling three Business Days prior to the first day of such Calculation Period, as being the total Principal Balance of all SMART Receivables as at the first day of such Calculation Period; or

	(b)	if Party A has not received the notification referred to in, and in accordance with, paragraph (a), for the Payment Date in respect of such Calculation Period,

the amount for such date specified in the Annexure to this letter.

Effective Date:	[●] 2014

Trade Date:	[●] 2014

Termination Date:	The earlier of the Distribution Date in March 2021 and the Distribution Date on which the total Invested Amount of all Notes is or will be reduced to zero.

FLOATING AMOUNTS

Floating Rate Payer:	Party A

Floating Rate Option:	[AUD-BBR-BBSW]

Floating Rate Payer Payment Dates:	Each Distribution Date

Spread:	[●]% per annum for each Calculation Period

Designated Maturity:	[1 Month]

Reset Dates:	The first day of each Calculation Period.

Floating Rate Day Count Fraction:	Actual/365 (Fixed)

FIXED AMOUNTS

Fixed Rate Payer:	Party B

Fixed Rate Payer Payment Dates:	Each Floating Rate Payer Payment Date

Fixed Rate:	[ ] per annum

Fixed Rate Day Count Fraction:	Actual/365 (Fixed)

Calculation Agent:	Party A

Business Days:	Sydney, Melbourne, New York City, London

GENERAL

Payments on Early Termination:

If an Early Termination Date occurs, any amounts payable pursuant to section 6(e) of the Master Agreement will be based on the amounts specified in the Annexure to this letter for each Payment Date that would otherwise have fallen on or after that Early Termination Date.

Rate Set Notices:

On each Reset Date, Party A will prepare and send to the Manager (on behalf of Party B) a rate set notice (the “Rate Set Notice”) which will set out the applicable AUD-BBR-BBSW rate for the Calculation Period commencing on that Reset Date and the payments to be made by each Party on the following Payment Date and the parties intend that the

Manager will promptly then confirm the accuracy of and sign and return, or request the correction of, such Rate Set Notice. In the absence of manifest error where the Manager (on behalf of Party B) fails to sign and return or request the correction of a Rate Set Notice within three Business Days after it was sent, the terms of the Rate Set Notice will be binding on and conclusive against Party B.

DEFINITIONS

Unless otherwise defined in this letter, words and phrases defined in the Master Agreement (including by incorporation or reference to another document) have the same meanings when used in this letter, and in this letter:

“Business Day” means (except where expressly provided otherwise) any day on which the banks are open for business in Melbourne, Sydney, London and New York, other than a Saturday, a Sunday or a public holiday in Melbourne, Sydney, London or New York.

“Principal Balance” has the meaning given in the Master Sale and Servicing Deed.

ACCOUNT DETAILS

Account details for payments to Party A:	[●]

Account details for payments to Party B:

[As per Standard Settlement Instructions previously sent to us. If you have not sent your Standard Settlement Instructions to us, or, if these instructions do not apply to this Transaction, please advise.]

OFFICES AND ADDRESS FOR NOTICES

The Office of Party A for this Transaction is:	Macquarie Bank Limited 1 Martin Place Sydney NSW 2000 AUSTRALIA Fax +612 8232 8344 Attention: Manager, Securitisation

The Office of Party B for this Transaction is:

Perpetual Trustee Company Limited as trustee of the SMART ABS Series 2014-1US Trust

Level 12, Angel Place

123 Pitt Street

Sydney NSW 2000

AUSTRALIA

Fax      +612 8256 1424

Attention: Manager, Transaction Management, Trust and Fund Services

Manager: Macquarie Securities Management Pty Limited 1 Martin Place Sydney NSW 2000 AUSTRALIA

Fax +612 8232 8344 Attention: Manager, Securitisation

Please confirm that the foregoing correctly sets forth the terms of our agreement in respect of the Transaction by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours Faithfully

SIGNED for and on behalf of MACQUARIE BANK LIMITED ABN 46 008 583 542

By:
(Authorised Officer)
Name
Title

Confirmed as at the date first written above:	Confirmed as at the date first written above:

SIGNED for and on behalf of PERPETUAL TRUSTEE COMPANY LIMITED ABN 42 000 001 007 as trustee of the SMART ABS Series 2014-1US Trust	SIGNED for and on behalf of MACQUARIE SECURITIES MANAGEMENT PTY LIMITED ABN 26 003 435 443

By:	By:
(Authorised Officer)	(Authorised Officer)
Name	Name
Title	Title

ANNEXURE

Distribution Dates are provided as an indicative guide only, and do not affect the definitions of “Fixed Rate Payer Payment Date” and “Floating Rate Payer Payment Date” in the Confirmation.

Start Date	End Date	Currency	Notional Amounts
[●]	[●]	[AUD]	[●]

(Bilateral Form—Transfer)[1]	(ISDA Agreements Subject to English Law)[2]

CREDIT SUPPORT ANNEX

to the Schedule to the

ISDA Master Agreement

dated as of	4 March 2014

between

Macquarie Bank Limited ABN 46 008 583 542 (“MBL” and herein after included in the expression “Party A”)	Perpetual Trustee Company Limited ABN 42 000 001 007 in its capacity as trustee of the SMART ABS Series 2014-1US Trust (“Party B”)

Macquarie Securities Management Pty Limited ABN 26 003 435 443 (“Manager”)

This Annex supplements, forms part of, and is subject to, the ISDA Master Agreement referred to above and is part of its Schedule. For the purposes of this Agreement, including, without limitation, Sections 1(c), 2(a), 5 and 6, the credit support arrangements set out in this Annex constitute a Transaction (for which this Annex constitutes the Confirmation).

Paragraph 1. Interpretation

Capitalised terms not otherwise defined in this Annex or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 10, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 11 and the other

1 This document is not intended to create a charge or other security interest over the assets transferred under its terms. Persons intending to establish a collateral arrangement based on the creation of a charge or other security interest should consider using the ISDA Credit Support Deed (English law) or the ISDA Credit Support Annex (New York law), as appropriate.

2 This Credit Support Annex has been prepared for use with ISDA Master Agreements subject to English law. Users should consult their legal advisers as to the proper use and effect of this form and the arrangements it contemplates. In particular, users should consult their legal advisers if they wish to have the Credit Support Annex made subject to a governing law other than English law or to have the Credit Support Annex subject to a different governing law than that governing the rest of the ISDA Master Agreement (e.g., English law for the Credit Support Annex and New York law for the rest of the ISDA Master Agreement).

Copyright © 1995 by International Swaps and Derivatives Association, Inc.

provisions of this Annex, Paragraph 11 will prevail. For the avoidance of doubt, references to “transfer” in this Annex mean, in relation to cash, payment and, in relation to other assets, delivery.

Paragraph 2. Credit Support Obligations

(a)      Delivery Amount. Subject to Paragraphs 3 and 4, upon a demand made by the Transferee on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Transferor’s Minimum Transfer Amount, then the Transferor will transfer to the Transferee Eligible Credit Support having a Value as of the date of transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 11(b)(iii)(D)). Unless otherwise specified in Paragraph 11(b), the “Delivery Amount” applicable to the Transferor for any Valuation Date will equal the amount by which:

(i)      the Credit Support Amount

exceeds

(ii)      the Value as of that Valuation Date of the Transferor’s Credit Support Balance (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in either case, has not yet been completed and for which the relevant Settlement Day falls on or after such Valuation Date).

(b)      Return Amount. Subject to Paragraphs 3 and 4, upon a demand made by the Transferor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Transferee’s Minimum Transfer Amount, then the Transferee will transfer to the Transferor Equivalent Credit Support specified by the Transferor in that demand having a Value as of the date of transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 11(b)(iii)(D)) and the Credit Support Balance will, upon such transfer, be reduced accordingly. Unless otherwise specified in Paragraph 11(b), the “Return Amount” applicable to the Transferee for any Valuation Date will equal the amount by which:

(i)      the Value as of that Valuation Date of the Transferor’s Credit Support Balance (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in either case, has not yet been completed and for which the relevant Settlement Day falls on or after such Valuation Date)

exceeds

(ii)      the Credit Support Amount.

Paragraph 3. Transfers, Calculations and Exchanges

(a)      Transfers. All transfers under this Annex of any Eligible Credit Support, Equivalent Credit Support, Interest Amount or Equivalent Distributions shall be made in accordance with the instructions of the Transferee or Transferor, as applicable, and shall be made:

(i)      in the case of cash, by transfer into one or more bank accounts specified by the recipient;

ISDA ® 1995

2

(ii)      in the case of certificated securities which cannot or which the parties have agreed will not be delivered by book-entry, by delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, transfer tax stamps and any other documents necessary to constitute a legally valid transfer of the transferring party’s legal and beneficial title to the recipient; and

(iii)      in the case of securities which the parties have agreed will be delivered by book-entry, by the giving of written instructions (including, for the avoidance of doubt, instructions given by telex, facsimile transmission or electronic messaging system) to the relevant depository institution or other entity specified by the recipient, together with a written copy of the instructions to the recipient, sufficient, if complied with, to result in a legally effective transfer of the transferring party’s legal and beneficial title to the recipient.

Subject to Paragraph 4 and unless otherwise specified, if a demand for the transfer of Eligible Credit Support or Equivalent Credit Support is received by the Notification Time, then the relevant transfer will be made not later than the close of business on the Settlement Day relating to the date such demand is received; if a demand is received after the Notification Time, then the relevant transfer will be made not later than the close of business on the Settlement Day relating to the day after the date such demand is received.

(b)      Calculations. All calculations of Value and Exposure for purposes of Paragraphs 2 and 4(a) will be made by the relevant Valuation Agent as of the relevant Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or, in the case of Paragraph 4(a), following the date of calculation).

(c)      Exchanges.

(i)      Unless otherwise specified in Paragraph 11, the Transferor may on any Local Business Day by notice inform the Transferee that it wishes to transfer to the Transferee Eligible Credit Support specified in that notice (the “New Credit Support”) in exchange for certain Eligible Credit Support (the “Original Credit Support”) specified in that notice comprised in the Transferor’s Credit Support Balance.

(ii)      If the Transferee notifies the Transferor that it has consented to the proposed exchange, (A) the Transferor will be obliged to transfer the New Credit Support to the Transferee on the first Settlement Day following the date on which it receives notice (which may be oral telephonic notice) from the Transferee of its consent and (B) the Transferee will be obliged to transfer to the Transferor Equivalent Credit Support in respect of the Original Credit Support not later than the Settlement Day following the date on which the Transferee receives the New Credit Support, unless otherwise specified in Paragraph 11(d) (the “Exchange Date”); provided that the Transferee will only be obliged to transfer Equivalent Credit Support with a Value as of the date of transfer as close as practicable to, but in any event not more than, the Value of the New Credit Support as of that date.

ISDA ® 1995

3

Paragraph 4. Dispute Resolution

(a)      Disputed Calculations or Valuations. If a party (a “Disputing Party”) reasonably disputes (I) the Valuation Agent’s calculation of a Delivery Amount or a Return Amount or (II) the Value of any transfer of Eligible Credit Support or Equivalent Credit Support, then:

(1)      the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following, in the case of (I) above, the date that the demand is received under Paragraph 2 or, in the case of (II) above, the date of transfer;

(2)      in the case of (I) above, the appropriate party will transfer the undisputed amount to the other party not later than the close of business on the Settlement Day following the date that the demand is received under Paragraph 2;

(3)      the parties will consult with each other in an attempt to resolve the dispute; and

(4)      if they fail to resolve the dispute by the Resolution Time, then:

(i)      in the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 11(c), the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

(A)      utilising any calculations of that part of the Exposure attributable to the Transactions that the parties have agreed are not in dispute;

(B)      calculating that part of the Exposure attributable to the Transactions in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction, then fewer than four quotations may be used for that Transaction, and if no quotations are available for a particular Transaction, then the Valuation Agent’s original calculations will be used for the Transaction; and

(C)      utilising the procedures specified in Paragraph 11(e)(ii) for calculating the Value, if disputed, of the outstanding Credit Support Balance;

(ii)      in the case of a dispute involving the Value of any transfer of Eligible Credit Support or Equivalent Credit Support, the Valuation Agent will recalculate the Value as of the date of transfer pursuant to Paragraph 11(e)(ii).

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) as soon as possible but in any event not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following such notice given by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraph 3(a), make the appropriate transfer.

ISDA ® 1995

4

(b)      No Event of Default. The failure by a party to make a transfer of any amount which is the subject of a dispute to which Paragraph 4(a) applies will not constitute an Event of Default for as long as the procedures set out in this Paragraph 4 are being carried out. For the avoidance of doubt, upon completion of those procedures, Section 5(a)(i) of this Agreement will apply to any failure by a party to make a transfer required under the final sentence of Paragraph 4(a) on the relevant due date.

Paragraph 5. Transfer of Title, No Security Interest, Distributions and Interest Amount

(a)      Transfer of Title. Each party agrees that all right, title and interest in and to any Eligible Credit Support, Equivalent Credit Support, Equivalent Distributions or Interest Amount which it transfers to the other party under the terms of this Annex shall vest in the recipient free and clear of any liens, claims, charges or encumbrances or any other interest of the transferring party or of any third person (other than a lien routinely imposed on all securities in a relevant clearance system).

(b)      No Security Interest. Nothing in this Annex is intended to create or does create in favour of either party any mortgage, charge, lien, pledge, encumbrance or other security interest in any cash or other property transferred by one party to the other party under the terms of this Annex.

(c)      Distributions and Interest Amount.

(i)      Distributions. The Transferee will transfer to the Transferor not later than the Settlement Day following each Distributions Date cash, securities or other property of the same type, nominal value, description and amount as the relevant Distributions (“Equivalent Distributions”) to the extent that a Delivery Amount would not be created or increased by the transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed a Valuation Date for this purpose).

(ii)      Interest Amount. Unless otherwise specified in Paragraph 11(f)(iii), the Transferee will transfer to the Transferor at the times specified in Paragraph 11(f)(ii) the relevant Interest Amount to the extent that a Delivery Amount would not be created or increased by the transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed a Valuation Date for this purpose).

Paragraph 6. Default

If an Early Termination Date is designated or deemed to occur as a result of an Event of Default in relation to a party, an amount equal to the Value of the Credit Support Balance, determined as though the Early Termination Date were a Valuation Date, will be deemed to be an Unpaid Amount due to the Transferor (which may or may not be the Defaulting Party) for purposes of Section 6(e). For the avoidance of doubt, if Market Quotation is the applicable payment measure for purposes of Section 6(e), then the Market Quotation determined under Section 6(e) in relation to the Transaction constituted by this Annex will be deemed to be zero, and, if Loss is the applicable payment measure for purposes of Section 6(e), then the Loss determined under Section 6(e) in relation to the Transaction will be limited to the Unpaid Amount representing the Value of the Credit Support Balance.

ISDA ® 1995

5

Paragraph 7. Representation

Each party represents to the other party (which representation will be deemed to be repeated as of each date on which it transfers Eligible Credit Support, Equivalent Credit Support or Equivalent Distributions) that it is the sole owner of or otherwise has the right to transfer all Eligible Credit Support, Equivalent Credit Support or Equivalent Distributions it transfers to the other party under this Annex, free and clear of any security interest, lien, encumbrance or other restriction (other than a lien routinely imposed on all securities in a relevant clearance system).

Paragraph 8. Expenses

Each party will pay its own costs and expenses (including any stamp, transfer or similar transaction tax or duty payable on any transfer it is required to make under this Annex) in connection with performing its obligations under this Annex, and neither party will be liable for any such costs and expenses incurred by the other party.

Paragraph 9. Miscellaneous

(a)      Default Interest. Other than in the case of an amount which is the subject of a dispute under Paragraph 4(a), if a Transferee fails to make, when due, any transfer of Equivalent Credit Support, Equivalent Distributions or the Interest Amount, it will be obliged to pay the Transferor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value on the relevant Valuation Date of the items of property that were required to be transferred, from (and including) the date that the Equivalent Credit Support, Equivalent Distributions or Interest Amount were required to be transferred to (but excluding) the date of transfer of the Equivalent Credit Support, Equivalent Distributions or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b)      Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(c)      Demands and Notices. All demands and notices given by a party under this Annex will be given as specified in Section 12 of this Agreement.

(d)      Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 11 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

Paragraph 10. Definitions

As used in this Annex:

“Base Currency” means the currency specified as such in Paragraph 11(a)(i).

ISDA ® 1995

6

“Base Currency Equivalent” means, with respect to an amount on a Valuation Date, in the case of an amount denominated in the Base Currency, such Base Currency amount and, in the case of an amount denominated in a currency other than the Base Currency (the “Other Currency”), the amount of Base Currency required to purchase such amount of the Other Currency at the spot exchange rate determined by the Valuation Agent for value on such Valuation Date.

“Credit Support Amount” means, with respect to a Transferor on a Valuation Date, (i) the Transferee’s Exposure plus (ii) all Independent Amounts applicable to the Transferor, if any, minus (iii) all Independent Amounts applicable to the Transferee, if any, minus (iv) the Transferor’s Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

“Credit Support Balance” means, with respect to a Transferor on a Valuation Date, the aggregate of all Eligible Credit Support that has been transferred to or received by the Transferee under this Annex, together with any Distributions and all proceeds of any such Eligible Credit Support or Distributions, as reduced pursuant to Paragraph 2(b), 3(c)(ii) or 6. Any Equivalent Distributions or Interest Amount (or portion of either) not transferred pursuant to Paragraph 5(c)(i) or (ii) will form part of the Credit Support Balance.

“Delivery Amount” has the meaning specified in Paragraph 2(a).

“Disputing Party” has the meaning specified in Paragraph 4.

“Distributions” means, with respect to any Eligible Credit Support comprised in the Credit Support Balance consisting of securities, all principal, interest and other payments and distributions of cash or other property to which a holder of securities of the same type, nominal value, description and amount as such Eligible Credit Support would be entitled from time to time.

“Distributions Date” means, with respect to any Eligible Credit Support comprised in the Credit Support Balance other than cash, each date on which a holder of such Eligible Credit Support is entitled to receive Distributions or, if that date is not a Local Business Day, the next following Local Business Day.

“Eligible Credit Support” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 11(b)(ii) including, in relation to any securities, if applicable, the proceeds of any redemption in whole or in part of such securities by the relevant issuer.

“Eligible Currency” means each currency specified as such in Paragraph 11(a)(ii), if such currency is freely available.

“Equivalent Credit Support” means, in relation to any Eligible Credit Support comprised in the Credit Support Balance, Eligible Credit Support of the same type, nominal value, description and amount as that Eligible Credit Support.

“Equivalent Distributions” has the meaning specified in Paragraph 5(c)(i).

“Exchange Date” has the meaning specified in Paragraph 11(d).

ISDA ® 1995

7

“Exposure” means, with respect to a party on a Valuation Date and subject to Paragraph 4 in the case of a dispute, the amount, if any, that would be payable to that party by the other party (expressed as a positive number) or by that party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(1) of this Agreement if all Transactions (other than the Transaction constituted by this Annex) were being terminated as of the relevant Valuation Time, on the basis that (i) that party is not the Affected Party and (ii) the Base Currency is the Termination Currency; provided that Market Quotations will be determined by the Valuation Agent on behalf of that party using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation”).

“Independent Amount” means, with respect to a party, the Base Currency Equivalent of the amount specified as such for that party in Paragraph 11(b)(iii)(A); if no amount is specified, zero.

“Interest Amount” means, with respect to an Interest Period, the aggregate sum of the Base Currency Equivalents of the amounts of interest determined for each relevant currency and calculated for each day in that Interest Period on the principal amount of the portion of the Credit Support Balance comprised of cash in such currency, determined by the Valuation Agent for each such day as follows:

(x)       the amount of cash in such currency on that day; multiplied by

(y)       the relevant Interest Rate in effect for that day; divided by

(z)       360 (or, in the case of pounds sterling, 365).

“Interest Period” means the period from (and including) the last Local Business Day on which an Interest Amount was transferred (or, if no Interest Amount has yet been transferred, the Local Business Day on which Eligible Credit Support or Equivalent Credit Support in the form of cash was transferred to or received by the Transferee) to (but excluding) the Local Business Day on which the current Interest Amount is transferred.

“Interest Rate” means with respect to an Eligible Currency, the rate specified in Paragraph 11(f)(i) for that currency.

“Local Business Day”, unless otherwise specified in Paragraph 11(h), means:

(i)       in relation to a transfer of cash or other property (other than securities) under this Annex, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment;

(ii)       in relation to a transfer of securities under this Annex, a day on which the clearance system agreed between the parties for delivery of the securities is open for the acceptance and execution of settlement instructions or, if delivery of the securities is contemplated by other means, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place(s) agreed between the parties for this purpose;

ISDA ® 1995

8

(iii)       in relation to a valuation under this Annex, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place of location of the Valuation Agent and in the place(s) agreed between the parties for this purpose; and

(iv)       in relation to any notice or other communication under this Annex, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place specified in the address for notice most recently provided by the recipient.

“Minimum Transfer Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 11(b)(iii)(C); if no amount is specified, zero.

“New Credit Support” has the meaning specified in Paragraph 3(c)(i).

“Notification Time” has the meaning specified in Paragraph 11(c)(iv).

“Recalculation Date” means the Valuation Date that gives rise to the dispute under Paragraph 4; provided however, that if a subsequent Valuation Date occurs under Paragraph 2 prior to the resolution of the dispute, then the “Recalculation Date” means the most recent Valuation Date under Paragraph 2.

“Resolution Time” has the meaning specified in Paragraph 11(c)(i).

“Return Amount” has the meaning specified in Paragraph 2(b).

“Settlement Day” means, in relation to a date, (i) with respect to a transfer of cash or other property (other than securities), the next Local Business Day and (ii) with respect to a transfer of securities, the first Local Business Day after such date on which settlement of a trade in the relevant securities, if effected on such date, would have been settled in accordance with customary practice when settling through the clearance system agreed between the parties for delivery of such securities or, otherwise, on the market in which such securities are principally traded (or, in either case, if there is no such customary practice, on the first Local Business Day after such date on which it is reasonably practicable to deliver such securities).

“Threshold” means, with respect to a party, the Base Currency Equivalent of the amount specified as such for that party in Paragraph 11(b)(iii)(B); if no amount is specified, zero.

“Transferee” means, in relation to each Valuation Date, the party in respect of which Exposure is a positive number and, in relation to a Credit Support Balance, the party which, subject to this Annex, owes such Credit Support Balance or, as the case may be, the Value of such Credit Support Balance to the other party.

“Transferor” means, in relation to a Transferee, the other party.

“Valuation Agent” has the meaning specified in Paragraph 11(c)(i).

“Valuation Date” means each date specified in or otherwise determined pursuant to Paragraph 11(c)(ii).

ISDA ® 1995

9

“Valuation Percentage” means, for any item of Eligible Credit Support, the percentage specified in Paragraph 11(b)(ii).

“Valuation Time” has the meaning specified in Paragraph 11(c)(iii).

“Value” means, for any Valuation Date or other date for which Value is calculated, and subject to Paragraph 4 in the case of a dispute, with respect to:

(i)       Eligible Credit Support comprised in a Credit Support Balance that is:

(A)     an amount of cash, the Base Currency Equivalent of such amount multiplied by the applicable Valuation Percentage, if any; and

(B)     a security, the Base Currency Equivalent of the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any; and

(ii)       items that are comprised in a Credit Support Balance and are not Eligible Credit Support, zero.

ISDA ® 1995

10

Elections and Variables to the Credit Support Annex dated as of 4 March 2014

Between

Macquarie Bank Limited (ABN 46 008 583 542)

(“Party A”)

and

Perpetual Trustee Company Limited (ABN 42 000 001 007)

(“Party B”)

and

Macquarie Securities Management Pty Limited

(ABN 26 003 435 443)

(“Manager”)

in relation to the ISDA Master Agreement and the Schedule to it dated 4 March 2014 between Party A, Party B and the Manager

Paragraph 11.  Elections and Variables

(a)	Base Currency and Eligible Currency.

(i)	“Base Currency” means AUD.

(ii)	“Eligible Currency” means the Base Currency, and any other currency from time to time as agreed between both parties for the purposes of this Annex.

(b)	Credit Support Obligations

(i)	Delivery Amount, Return Amount and Credit Support Amount

(a)

“Delivery Amount” has the meaning specified in Paragraph 2(a), except that the words “upon a demand made by the Transferee on or promptly following a Valuation Date” shall be deleted and replaced by the words “on each Valuation Date”.

(b)	“Return Amount” has the meaning specified in Paragraph 2(b).

(c)

“Credit Support Amount” has the meaning specified under the relevant definition of Ratings Criteria. In circumstances where more than one of the Ratings Criteria apply, the Credit Support Amount shall be calculated by reference to the Ratings Criteria which would result in Party A transferring the greatest amount of Eligible Credit Support.

(ii)	Eligible Credit Support. The following items will qualify as “Eligible Credit Support” for the party specified, with the Valuation Percentage being as set out below.

11

Eligible Credit Support	Party A	Party B	Valuation Percentage

Cash in AUD	Yes	Not applicable	100%

Cash in an Eligible Currency other than AUD	Yes	Not applicable	As agreed between Party A and Party B and in accordance with Fitch Ratings and Moody’s current criteria

(iii)	Thresholds

(a)	“Independent Amount” means with respect to Party A: zero

“Independent Amount” means with respect to Party B: zero

(b)

“Threshold” means with respect to Party A, infinity provided that for so long as Party A does not have the relevant Required Rating by a Rating Agency and it is the Required Date or the Required Date has passed, the Threshold with respect to party A shall be zero, until such time as Party A has the relevant Required Rating by all Rating Agencies. Notwithstanding the foregoing, if at any time a Guarantee is in place, the Threshold for Party A shall be infinity.

“Threshold” means with respect to Party B: infinity.

(c)	“Minimum Transfer Amount” means with respect to Party A:

(1)	where a Credit Support Amount is to be calculated pursuant to the Moody’s Criteria, AUD 100,000; and

(2)	where a Credit Support Amount is to be calculated pursuant to the Fitch Criteria, AUD 100,000.

“Minimum Transfer Amount” means with respect to Party B: zero.

(d)	“Rounding”. The Delivery Amount will be rounded up to the nearest integral multiple of AUD 10,000, and the Return Amount will be rounded down to the nearest integral multiple of AUD 10,000.

(iv)

“Exposure” has the meaning specified in Paragraph 10, except that (1) after the word “Agreement” the words “(assuming, for this purpose only, that Part 5.B(3) (Amendments required by Moody’s) of the Schedule is deleted)” shall be inserted and (2) at the end of the definition of Exposure, the words “without assuming that the terms of such Replacement Transaction are materially less beneficial for the Transferee than the terms of this Agreement” shall be added, and (3) in the fourth line the words “all Transactions” shall be replaced with the words “the Relevant Transaction”.

(c)	Valuation and Timing

(i)	“Valuation Agent” means Party A in all circumstances.

12

(ii)	“Valuation Date” means each Local Business Day.

(iii)

“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable, provided that the calculations of Value and Credit Support Amount will, as far as practicable, be made as of approximately the same time on the same date.

(iv)	“Notification Time” means 4:00 pm Sydney time on a Local Business day.

(d)	Exchange Date. “Exchange Date” has the meaning specified in Paragraph 3(c)(ii).

(e)	Dispute Resolution.

(i)	“Resolution Time” means 4:00 p.m. Sydney time on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 4.

(ii)

Value. For the purpose of Paragraphs 4(a)(4)(i)(C) and 4(a)(4)(ii), on any date the Value of the outstanding Credit Support Balance or of any transfer of Eligible Credit Support or Equivalent Credit Support (as the case may be), will be the Base Currency Equivalent of such Cash amount, multiplied by the applicable Valuation Percentage.

(iii)	Alternative. The provisions of Paragraph 4 will apply.

(f)	Distributions and Interest Amount

(i)	Interest Rate. The “Interest Rate” will be the weighted average rate of interest earned by the Transferee in respect of the portion of the Credit Support Balance comprised of cash.

(ii)

Transfer of Interest Amount. The transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Equivalent Credit Support in the form of cash is transferred to the Transferor pursuant to Paragraph 2(b), in each case to the extent that a Delivery Amount would not be created or increased by that transfer, provided that Party B shall not be obliged to so transfer any Interest Amount unless and until it has earned and received such interest.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 5(c)(ii) will apply.

(g)	Addresses for Transfers

To Party A: To be notified to Party B by Party A at the time of the request for the transfer.

Party B: To be notified to Party A by Party B upon request by Party A.

(h)	Other Provisions.

(i)

Amendment to Paragraph 6. Paragraph 6 shall be amended by the insertion of (1) in the first line after the words “Event of Default”, the words “or a Termination Event resulting in the termination of all (but not less than all) Transactions”; and (2) in the fourth line after the words “Defaulting Party” the words “or, where relevant, the party that is not the Affected Party”.

13

(ii)

Costs of Transfer on Exchange. Notwithstanding Paragraph 8, the Transferor will be responsible for, and will reimburse the Transferee for, all transfer and other taxes and other costs involved in the transfer of Eligible Credit Support either from the Transferor to the Transferee or from the Transferee to the Transferor pursuant to Paragraph 3(c).

(iii)

Cumulative Rights. The rights, powers and remedies of the Transferee under this Annex shall be in addition to all rights, powers and remedies given to the Transferee by the Agreement or by virtue of any statute or rule of law, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of the Transferee in the Credit Support Balance created pursuant to this Annex.

(iv)	Demands and Notices. All demands, specifications and notices under this Annex will be made pursuant to the Notices section of this Agreement, save that any demand, specification or notice:

(a)	shall be given to or made at the following addresses:

If to Party A:

Macquarie Bank Limited

1 Martin Place

Sydney NSW 2000

AUSTRALIA

Contacts: Manager, Securitisation

Phone: +612 8232 3333

Fax: +612 8232 8344

Email: ficcdebtmarkets@macquarie.com

If to Party B:

Perpetual Trustee Company Limited

Level 12, Angel Place

123 Pitt Street

Sydney NSW 2000

AUSTRALIA

Contacts: Manager, Transaction Management, Trust and Fund Services

Phone: +612 9229 9000

Fax: +612 8256 1424

or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this subparagraph) to the other party;

(b)

shall be deemed to be effective at the time such notice is actually received unless such notice is received on a day which is not a Local Business Day or after the Notification Time on any Local Business Day in which event such notice shall be deemed to be effective on the next succeeding Local Business Day.

(v)	Single Transferor and Single Transferee. For the avoidance of doubt Party A shall always be the Transferor and Party B shall always be the Transferee.

14

(vi)	Delivery. The final paragraph of Paragraph 3(a) shall be deleted and replaced with the following:

“Subject to Paragraph 4, and unless otherwise specified, any transfer of Eligible Credit Support or Equivalent Credit Support (whether by the Transferor pursuant to Paragraph 2(a) or by the Transferee pursuant to Paragraph 2(b)) shall be made not later than the close of business on the Settlement Day, provided that, in the case of any transfer of Equivalent Credit Support by the Transferee pursuant to Paragraph 2(b), if the demand for the transfer of Equivalent Credit Support is received by the Transferee after the Notification Time, then such transfer will be made not later than the close of business on the Settlement Day relating to the day after such demand is received.”

(vii)

Fitch Monitoring Requirement. Where a Credit Support Amount is to be calculated pursuant to the Fitch Criteria, then the Transferor must arrange for an independent third party to monitor compliance by Party A with its requirements to transfer any Delivery Amounts under this Annex.

(i)	Definitions

Words defined elsewhere in this Agreement shall have the same meaning when used in this Annex and in addition the following definitions shall apply in this Annex:

(i)	“Fitch Criteria” has the meaning given in the Appendix to this Annex.

(ii)	“Guarantee” means a guarantee of Party A’s obligations under the Relevant Transaction by a guarantor that has at least the relevant Required Rating by all Rating Agencies.

(iii)	“Moody’s Criteria” has the meaning given in the Appendix to this Annex.

(iv)	“Ratings Criteria” means a change to or insertion into the definition of “Credit Support Amount” by application of the:

(a)	Moody’s Criteria; or

(b)	Fitch Criteria.

(v)	“Relevant Transaction” means any Transaction specified as a “Relevant Transaction” for the purpose of this Credit Support Annex in a Confirmation for that Transaction and the Series Trust.

(vi)	“Required Rating” has the meaning set out in Part 5.B(2)(b) of this Agreement.

15

APPENDIX

MOODY’S CRITERIA

“Moody’s Criteria”, shall result in the change to the definition of Credit Support Amount set out in this Appendix.

(1)	“Credit Support Amount” shall be calculated in accordance with paragraph 10, provided however that:

(a)	such amount will be zero for so long as Party A’s unsubordinated and unsecured debt obligations are rated at least as high as “Required Rating” by Moody’s; and

(b)	the words “plus the Additional Collateral Amount” shall be added after the words “Transferee’s Exposure” in the second line thereof.

(2)	For such purposes of this Appendix:

(a)	“Additional Collateral Amount” shall mean:

(i)	for so long as Party A’s unsubordinated and unsecured debt obligations are rated at least as high as “Required Rating” by Moody’s, zero; and

(ii)	for so long as Party A’s unsubordinated and unsecured debt obligations are rated lower than the “Required Rating” by Moody’s, the lesser of:

(I)	the product of 50 and the DV01; and

(II)	the product of 0.08 and the Notional.

(b)

“DV01” means with respect to a Transaction and any date of determination, the estimated absolute change in the Base Currency Equivalent of the mid-market value with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner in accordance with the relevant customary methodology used by the Valuation Agent.

(c)	“Notional” means the Notional Amount of the Relevant Transaction.

16

FITCH CRITERIA

“Fitch Criteria”, shall result in the change to the definition of Credit Support Amount set out in this Appendix. Where any of the Notes are rated by Fitch Ratings and where the unsubordinated and unsecured long-term and short-term debt obligations of Party A (or, if applicable, the highest rated of Party A and any guarantor or co-obligor of Party A) are respectively rated:

(1)	at or above A and F1 by Fitch Ratings, Credit Support Amount shall mean zero;

(2)	subject to paragraphs (3) and (4) below, at or below A- and F2 by Fitch Ratings, the Credit Support Amount shall mean the amount calculated in accordance with the following formula:

CA = max[MtM + (VC x LA x 70% x N);0]

(3)	subject to paragraph (4) below, at or below BBB+ and F2 by Fitch Ratings, the Credit Support Amount shall mean the amount calculated in accordance with the following formula:

CA = max[MtM + (VC x LA x N);0]

(4)	at BBB- and F3 by Fitch Ratings, Credit Support Amount shall mean the amount calculated in accordance with the following formula:

 CA = max[MtM + (VC x LA x 125% x N);0]

Where, in the case of each of paragraphs (2), (3) and (4) above:

max = maximum;

MtM = means the mark-to-market value of the Transaction as verified by an independent third party;

LA = means the applicable liquidity adjustment at that time determined by reference to percentages set out in the relevant table in the Fitch Ratings Report entitled “Counterparty Criteria for Structured Finance Transactions: Derivative Addendum” dated 13 May 2013 or other such percentages as updated and published by Fitch Ratings from time to time;

VC = means the applicable volatility cushion at that time determined by reference to percentages set out in the relevant table in the Fitch Ratings Report entitled “Counterparty Criteria for Structured Finance Transactions: Derivative Addendum” dated 13 May 2013 or other such percentages as updated and published by Fitch Ratings from time to time (and for such purpose calculating the relevant Weighted Average Life assuming a zero prepayment rate and zero default rate); and

N = means the applicable Notional Amount of the Transaction at the time of valuation.

17

MACQUARIE BANK LIMITED

A.B.N. 46 008 583 542

1 MARTIN PLACE

SYDNEY NSW 2000

Date:	06 March 2014

To:	PERPETUAL TRUSTEE COMPANY LIMITED ATF SMART ABS SERIES 2014-1US
LEVEL 12, ANGEL PLACE, 123 PITT
STREET
SYDNEY NSW 2000

MCAFMacLeasingWarehouseAdmin@macquarie.com

From:	Market Operations Division - Trade Support

Please find attached our Confirmation for Transaction Reference HH_2230808

If you have any queries regarding this document please contact us on:

Telephone	Fax number	Email address
+65 6601 0038	+65 6601 0660	MODConfirmsSingapore@macquarie.com
+65 6601 0041
+65 6601 0931
+65 6601 0911

CONFIRMATION – FIXED RATE SWAP IN RELATION TO SMART ABS SERIES 2014-1US TRUST

Transaction Reference: HH_2230808

The purpose of this letter is to set out the terms and conditions of the transaction between us effective from the Effective Date (the “Transaction”).

This letter (the “Confirmation”) constitutes a “Confirmation” as referred to in, and supplements, forms part of and is subject to, the ISDA Master Agreement (“Master Agreement”) dated 4 March 2014 between Macquarie Securities Management Pty Limited (ABN 26 003 435 443) (the “Manager”), Perpetual Trustee Company Limited (ABN 42 000 001 007) (“Party B”) in its capacity as trustee of the SMART ABS

Series 2014-1US Trust (the “Series Trust”) established under the Master Trust Deed and Trust Creation Deed and Macquarie Bank Limited (ABN 46 008 583 542) (“Party A”) as amended and supplemented from time to time. All provisions contained in the Master Agreement govern this Confirmation except as expressly modified below.

The definitions and provisions contained in the 2006 ISDA Definitions (as published by the International Swap Dealers Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Transaction constitutes a “Relevant Transaction” for the purposes of the Credit Support Annex.

The terms of the Transaction are as follows:

NOTIONAL AMOUNT

Notional Amount:	For the first Calculation Period, AUD 632,368,027.30, and thereafter in respect of a Calculation Period either:

(a)

the amount in Australian Dollars notified to Party A by or on behalf of Party B, on or prior to the date falling three Business Days prior to the first day of such Calculation Period, as being the total Principal Balance of all SMART Receivables as at the first day of such Calculation Period; or

(b)

if Party A has not received the notification referred to in, and in accordance with, paragraph (a), for the Payment Date in respect of such Calculation Period, the amount for such date specified in the Annexure to this letter.

Effective Date:	14 March 2014

Trade Date:	06 March 2014

Termination Date:	The earlier of the Distribution Date in March 2021 and the Distribution Date on which the total Invested Amount of all Notes is or will be reduced to zero.

FLOATING AMOUNTS

Floating Rate Payer:	Party A

Floating Rate Option:	AUD-BBR-BBSW

Floating Rate Payer Payment Dates:	Each Distribution Date

Spread:	Nil

Designated Maturity:	1 Month

Reset Dates:	The first day of each Calculation Period.

Floating Rate Day Count Fraction:	Actual/365 (Fixed)

FIXED AMOUNTS

Fixed Rate Payer:	Party B

Fixed Rate Payer Payment Dates:	Each Floating Rate Payer Payment Date

Dates:

Fixed Rate:	3.10% per annum

Fixed Rate Day Count Fraction:	Actual/365 (Fixed)

Calculation Agent:	Party A

Business Days:	Sydney, Melbourne, New York City, London

GENERAL

Payments on Early Termination:

If an Early Termination Date occurs, any amounts payable pursuant to section 6(e) of the Master Agreement will be based on the amounts specified in the Annexure to this letter for each Payment Date that would otherwise have fallen on or after that Early Termination Date.

Rate Set Notices:

On each Reset Date, Party A will prepare and send to the Manager (on behalf of Party B) a rate set notice (the “Rate Set Notice”) which will set out the applicable AUD-BBR-BBSW rate for the Calculation Period commencing on that Reset Date and the payments to be made by each Party on the following Payment Date and the parties intend that the Manager will promptly then confirm the accuracy of and sign and return, or request the correction of, such Rate Set Notice. In the absence of manifest error where the Manager (on behalf of Party B) fails to sign and return or request the correction of a Rate Set Notice within three Business Days after it was sent, the terms of the Rate Set Notice will be binding on and conclusive against Party B.

DEFINITIONS

Unless otherwise defined in this letter, words and phrases defined in the Master Agreement (including by incorporation or reference to another document) have the same meanings when used in this letter, and in this letter:

“Business Day” means (except where expressly provided otherwise) any day on which the banks are open for business in Melbourne, Sydney, London and New York, other than a Saturday, a Sunday or a public holiday in Melbourne, Sydney, London or New York.

“Principal Balance” has the meaning given in the Master Sale and Servicing Deed.

ACCOUNT DETAILS

Account details for payments to Party A:	As per our Standard Settlement Instructions previously sent to you. If you have not received our Standard Settlement Instructions, please advise.

Account details for payments to Party B:

As per Standard Settlement Instructions previously sent to us. If you have not sent your Standard Settlement Instructions to us, or, if these instructions do not apply to this Transaction, please advise.

OFFICES AND ADDRESS FOR NOTICES

The Office of Party A for this Transaction is:	Macquarie Bank Limited 1 Martin Place Sydney NSW 2000 AUSTRALIA

Fax +612 8232 8344 Attention: Manager, Securitisation

The Office of Party B for this Transaction is:

Perpetual Trustee Company Limited as trustee of the SMART

ABS Series 2014-1US Trust

Level 12, Angel Place

123 Pitt Street

Sydney NSW 2000

AUSTRALIA

Fax       +612 8256 1424

Attention: Manager, Transaction Management, Trust and Fund Services

Manager: Macquarie Securities Management Pty Limited 1 Martin Place Sydney NSW 2000 AUSTRALIA Fax +612 8232 8344 Attention: Manager, Securitisation

Please confirm that the foregoing correctly sets forth the terms of our agreement in respect of the Transaction by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours Faithfully

SIGNED for and on behalf of MACQUARIE BANK LIMITED ABN 46 008 583 542

By: /s/ Deepthi Badami	/s/ Kevin Lee	/s/ Robert McRobbie	(Signed in Sydney, POA Ref: 938 dated 22nd November 2012)
(Authorised Officer)

Name	Deepthi Badami (734)	Kevin Lee	Robert McRobbie
Title	Senior Manager	Division Director	Division Director Legal Risk Management

Confirmed as at the date first written above:			Confirmed as at the date first written above:

SIGNED for and on behalf of PERPETUAL TRUSTEE COMPANY LIMITED ABN 42 000 001 007 as trustee of the SMART ABS Series 2014-1US Trust			SIGNED for and on behalf of MACQUARIE SECURITIES MANAGEMENT PTY LIMITED ABN 26 003 435 443 (Signed in Sydney, POA Ref: #42 dated 8th July 2013)

By: /s/ Hagbarth Strom		/s/ Nora McDonnell	By: /s/ Kevin Lee		/s/ Robert McRobbie
(Authorised Officer)			(Authorised Officer)
Name	Hagbarth Strom	Nora McDonnell	Name	Kevin Lee	Robert McRobbie
Title	Manager	Manager	Title	Division Director	Division Director Legal Risk Management

Notice: Macquarie Bank Limited (“MBL”) is authorised and regulated in Australia by the Australian Securities and Investments Commission. In the UK MBL is authorised by the Prudential Regulation Authority. Subject to regulation by the Financial Conduct Authority (“FCA”) and limited regulation by the Prudential Regulation Authority (“PRA”). Details about the extent to MBL’s regulation by the Prudential Regulation Authority are available from us on request. Macquarie Bank International Limited (“MBIL”) is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Where Transactions are entered into with non-UK firms in the EEA, the Transaction has been introduced to MBL by MBIL. MBIL is not an authorised deposit taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of MBL. MBL does not guarantee or otherwise provide assurance in respect of the obligations of MBIL unless expressly noted otherwise.

Fixed Rate Payer Schedule

Fixed Rate Payer Payment Dates are subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Rate Payer Payment Dates	Currency	Fixed Rate Payer Currency Amounts

14 April 2014	AUD	632,368,027.30
14 May 2014	AUD	620,148,509.50
16 June 2014	AUD	606,107,563.10
14 July 2014	AUD	592,525,628.30
14 August 2014	AUD	578,881,966.70
15 September 2014	AUD	564,598,442.60
14 October 2014	AUD	550,731,610.00
14 November 2014	AUD	537,032,638.70
15 December 2014	AUD	522,632,033.10
14 January 2015	AUD	509,167,205.50
17 February 2015	AUD	495,821,470.40
16 March 2015	AUD	482,444,965.30
14 April 2015	AUD	468,450,726.40
14 May 2015	AUD	454,418,097.20
15 June 2015	AUD	440,243,234.20
14 July 2015	AUD	426,478,627.30
14 August 2015	AUD	412,736,492.70
14 September 2015	AUD	398,612,394.10
14 October 2015	AUD	385,163,577.70
16 November 2015	AUD	371,686,044.40
14 December 2015	AUD	357,472,520.30
14 January 2016	AUD	344,322,902.50
16 February 2016	AUD	329,514,601.10
15 March 2016	AUD	315,634,060.60
14 April 2016	AUD	299,405,001.70
16 May 2016	AUD	283,260,463.10
14 June 2016	AUD	268,073,431.80
14 July 2016	AUD	253,876,619.20
15 August 2016	AUD	239,388,389.90
14 September 2016	AUD	225,480,468.20
14 October 2016	AUD	213,351,698.60
14 November 2016	AUD	201,082,226.60
14 December 2016	AUD	187,968,436.20
17 January 2017	AUD	177,660,425.20
14 February 2017	AUD	167,763,778.50
14 March 2017	AUD	158,496,917.40
18 April 2017	AUD	148,754,257.20
15 May 2017	AUD	139,212,242.80
14 June 2017	AUD	129,814,319.20
14 July 2017	AUD	121,171,703.50
14 August 2017	AUD	112,355,434.20
14 September 2017	AUD	103,768,389.40
16 October 2017	AUD	96,236,337.68
14 November 2017	AUD	88,692,176.31
14 December 2017	AUD	80,571,270.21
16 January 2018	AUD	73,016,527.29
14 February 2018	AUD	65,572,766.98
14 March 2018	AUD	58,631,778.36
16 April 2018	AUD	51,384,338.71
14 May 2018	AUD	44,210,003.10
14 June 2018	AUD	37,891,544.68
16 July 2018	AUD	32,329,084.64
14 August 2018	AUD	26,670,036.31

14 September 2018	AUD	21,114,746.27
15 October 2018	AUD	17,166,637.03
14 November 2018	AUD	12,347,806.89
14 December 2018	AUD	7,340,977.04
14 January 2019	AUD	3,672,481.91
14 February 2019	AUD	1,265,981.26
14 March 2019	AUD	1.00
15 April 2019	AUD	1.00
14 May 2019	AUD	1.00
14 June 2019	AUD	1.00
15 July 2019	AUD	1.00
14 August 2019	AUD	1.00
16 September 2019	AUD	1.00
15 October 2019	AUD	1.00
14 November 2019	AUD	1.00
16 December 2019	AUD	1.00
14 January 2020	AUD	1.00
14 February 2020	AUD	1.00
16 March 2020	AUD	1.00
14 April 2020	AUD	1.00
14 May 2020	AUD	1.00
15 June 2020	AUD	1.00
14 July 2020	AUD	1.00
14 August 2020	AUD	1.00
14 September 2020	AUD	1.00
14 October 2020	AUD	1.00
16 November 2020	AUD	1.00
14 December 2020	AUD	1.00
14 January 2021	AUD	1.00
16 February 2021	AUD	1.00
15 March 2021	AUD	1.00

Floating Rate Payer Schedule

Floating Rate Payer Payment Dates are subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate Payer Payment Dates	Currency	Floating Rate Payer Currency Amounts
14 April 2014	AUD	632,368,027.30
14 May 2014	AUD	620,148,509.50
16 June 2014	AUD	606,107,563.10
14 July 2014	AUD	592,525,628.30
14 August 2014	AUD	578,881,966.70
15 September 2014	AUD	564,598,442.60
14 October 2014	AUD	550,731,610.00
14 November 2014	AUD	537,032,638.70
15 December 2014	AUD	522,632,033.10
14 January 2015	AUD	509,167,205.50
17 February 2015	AUD	495,821,470.40
16 March 2015	AUD	482,444,965.30
14 April 2015	AUD	468,450,726.40
14 May 2015	AUD	454,418,097.20
15 June 2015	AUD	440,243,234.20
14 July 2015	AUD	426,478,627.30
14 August 2015	AUD	412,736,492.70
14 September 2015	AUD	398,612,394.10
14 October 2015	AUD	385,163,577.70
16 November 2015	AUD	371,686,044.40
14 December 2015	AUD	357,472,520.30
14 January 2016	AUD	344,322,902.50
16 February 2016	AUD	329,514,601.10
15 March 2016	AUD	315,634,060.60
14 April 2016	AUD	299,405,001.70
16 May 2016	AUD	283,260,463.10
14 June 2016	AUD	268,073,431.80
14 July 2016	AUD	253,876,619.20
15 August 2016	AUD	239,388,389.90
14 September 2016	AUD	225,480,468.20
14 October 2016	AUD	213,351,698.60
14 November 2016	AUD	201,082,226.60
14 December 2016	AUD	187,968,436.20
17 January 2017	AUD	177,660,425.20
14 February 2017	AUD	167,763,778.50
14 March 2017	AUD	158,496,917.40
18 April 2017	AUD	148,754,257.20
15 May 2017	AUD	139,212,242.80
14 June 2017	AUD	129,814,319.20
14 July 2017	AUD	121,171,703.50
14 August 2017	AUD	112,355,434.20
14 September 2017	AUD	103,768,389.40
16 October 2017	AUD	96,236,337.68
14 November 2017	AUD	88,692,176.31
14 December 2017	AUD	80,571,270.21
16 January 2018	AUD	73,016,527.29
14 February 2018	AUD	65,572,766.98
14 March 2018	AUD	58,631,778.36
16 April 2018	AUD	51,384,338.71
14 May 2018	AUD	44,210,003.10
14 June 2018	AUD	37,891,544.68
16 July 2018	AUD	32,329,084.64
14 August 2018	AUD	26,670,036.31
14 September 2018	AUD	21,114,746.27

15 October 2018	AUD	17,166,637.03
14 November 2018	AUD	12,347,806.89
14 December 2018	AUD	7,340,977.04
14 January 2019	AUD	3,672,481.91
14 February 2019	AUD	1,265,981.26
14 March 2019	AUD	1.00
15 April 2019	AUD	1.00
14 May 2019	AUD	1.00
14 June 2019	AUD	1.00
15 July 2019	AUD	1.00
14 August 2019	AUD	1.00
16 September 2019	AUD	1.00
15 October 2019	AUD	1.00
14 November 2019	AUD	1.00
16 December 2019	AUD	1.00
14 January 2020	AUD	1.00
14 February 2020	AUD	1.00
16 March 2020	AUD	1.00
14 April 2020	AUD	1.00
14 May 2020	AUD	1.00
15 June 2020	AUD	1.00
14 July 2020	AUD	1.00
14 August 2020	AUD	1.00
14 September 2020	AUD	1.00
14 October 2020	AUD	1.00
16 November 2020	AUD	1.00
14 December 2020	AUD	1.00
14 January 2021	AUD	1.00
16 February 2021	AUD	1.00
15 March 2021	AUD	1.00